11 Keewaydin Drive

Salem, New Hampshire 03079

September 15, 2011

To the Stockholders of Standex International Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation, which will be held at the Courtyard Marriott, 700 Unicorn Park Drive, Woburn, Massachusetts 01801, on Wednesday, October 26, 2011 at 11:00 a.m.

We hope that you will be able to attend the meeting.  If you do attend the meeting, you may vote your shares personally.  However, if you cannot do so, it is important that your shares be represented.  Please read the voting instructions on your proxy card, and vote in accordance with the instructions contained on the card, so that your shares will be represented at the meeting.

Pursuant to the procedures governing the meeting, shareholders will be requested to verify their status as stockholders or proxy holders prior to or during meeting attendance.

This booklet includes the Notice of Annual Meeting and the Proxy Statement, both of which contain information about the formal business to be acted on by the stockholders.  In addition, a presentation regarding the operations of your Company, and a question and discussion period, will also take place.

Thank you in advance for voting your shares, and for your interest in the Company.

Sincerely,

Roger L. Fix

President/Chief Executive Officer

11 Keewaydin Drive

Salem, New Hampshire 03079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Standex International Corporation (the “Company”) will be held at the Courtyard Marriott, 700 Unicorn Park Drive, Woburn, Massachusetts 01801, on Wednesday, October 26, 2011, at 11:00 am, local time for the following purposes:

1.

To elect three directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2014;

2.

To approve the amended and restated Standex International Corporation 2008 Long Term Incentive Plan;

3.

To conduct an advisory vote on the total compensation paid to the executives of the Company;

4.

To select, on an advisory basis, the frequency of future shareholder advisory votes to approve compensation paid to the executives of the Company;

5.

To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2012; and

6.

To transact such other business as may properly come before the meeting or any adjournments thereof.

In addition, the 2011 Notice of Annual Meeting/Proxy Statement and the 2011 Annual Report on Form 10-K are available for review at http://www.cfpproxy.com/6520.

Stockholders of record at the close of business on September 7, 2011 will be entitled to notice of and to vote at the meeting.  Pursuant to the procedures governing the meeting, shareholders will be requested to verify their status as stockholders or proxy holders prior to or during meeting attendance.

Once the proxy materials have been reviewed, we ask shareholders to vote their shares in one of the following ways:

(a)

Call 1-866-849-8135, and use your Stockholder Control Number to vote.  This number appears in the box in the lower right corner of the proxy card that you received;

(b)

Visit the Internet web site at: https://www.proxyvotenow.com/sxi, or follow your broker’s instructions relative to Internet voting;

(c)

Mark, date, sign and mail your proxy card in the prepaid envelope provided; or

(d)

Attend the Annual Meeting and vote in person.  A ballot will be provided to you if you hold Company shares in your own name.  If you hold your shares through a bank or broker, (i.e., in “street name”) you must obtain a proxy from your bank or broker to vote the shares at the Annual Meeting.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.

By Order of the Board of Directors,

Deborah A. Rosen, Secretary

September 15, 2011

STANDEX INTERNATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

October 26, 2011

This Proxy Statement is being furnished on or about September 15, 2011, in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, October 26, 2011.  The Board of Directors is recommending that you vote for the election as Directors of each of the individuals nominated by the Board of Directors, for the amendment and restatement of the 2008 Long Term Incentive Plan, for the total compensation paid to the executives of the company, for an annual vote on the total compensation paid to executives, and for the ratification of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ended June 30, 2012.

The Board of Directors has fixed September 7, 2011 as the record date for the determination of stockholders entitled to vote at the Annual Meeting.  At the record date, there were outstanding and entitled to vote 12,729,094 shares of the Common Stock of the Company.  You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Company benefit plans, and shares held for you as a beneficial owner through a broker, bank or other nominee.  Each share is entitled to one vote.

A quorum must be present to transact business at the Annual Meeting.  A quorum is the majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting and represented in person or by proxy.  The election of Directors (Proposal 1) will require the affirmative vote of a plurality of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting.  The proposal to amend and restate the 2008 Long Term Incentive Plan (Proposal 2), the proposals regarding approval of the total compensation paid to our executives and the frequency of future votes to approve the total compensation paid to our executives (Proposals 3 and 4, respectively) and the proposal seeking ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors (Proposal 5) will require the affirmative vote of a majority of the shares of Common Stock voting on the proposal, in person or by proxy, at the Annual Meeting.  Stockholders may vote in favor of all nominees for Director, or may withhold their votes as to all nominees or as to specific nominees.  With respect to the other proposals, stockholders should specify their choice on the enclosed form of proxy.

Abstentions and broker non-votes (i.e. when a broker or bank holding shares in “street name” is present at the meeting in person or by proxy, yet has no authority to vote on a particular proposal because the beneficial owner has not instructed the broker or bank how to vote, and the broker or bank has no discretionary voting power on its own) will be counted for quorum purposes, but will not be counted as votes in favor of any proposal.  Accordingly, abstentions and broker non-votes will have no effect on the voting of any matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

Under New York Stock Exchange (“NYSE”) rules, brokers and banks may vote in favor only of Proposal 5 for shares they hold in street name on behalf of beneficial owners who have not issued specific voting instructions, since Proposal 5 is considered a routine matter.  Proposal 1, regarding the election of Directors, and Proposals 2 through 4, regarding executive compensation matters, are considered “non-routine” matters, and therefore street name shareholders must specify a vote in order for it to be counted.  In the past, if you held your shares in street name (that is, through a bank or broker), and you did not indicate how you wanted your vote cast, your bank or broker would exercise its discretion in voting your shares.  However, if you are a street name shareholder, you must now specify a choice on Proposals 1 through 4 in order for your vote to be counted.  Thus, if (i) you hold your shares in street name, and (ii) you do not instruct your bank or broker how you want to vote on Proposals 1 through 4, your vote will not be cast on those proposals.

Your bank or broker will send you voting instructions if you hold your shares in street name.

You may revoke any proxy at any time prior to the Annual Meeting by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has engaged the firm of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist in soliciting proxies by mail, telephone, facsimile and personal interview, for a fee estimated at approximately $5,500 plus disbursements.  The Company pays this expense.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees Recommended by the Board of Directors

In Proposal 1, Election of Directors, we are asking shareholders to consider and vote on the election of the three nominees listed below for three-year terms.  Shareholders are asked to elect as Directors Thomas E. Chorman, Roger L. Fix and Daniel B. Hogan, each for a three-year term expiring in 2014, unless authority to vote for the election of directors is withheld by marking the proxy to that effect.  No proxy can be voted for a greater number of persons than the three nominees named below.

In the event that any nominee for election becomes unavailable, the person acting under the proxy may vote for the election of a substitute.  We have no reason to believe that any nominee will become unavailable.

Messrs. Chorman and Hogan are “independent,” as defined by the New York Stock Exchange.  Mr. Fix is President and Chief Executive Officer of the Company.

Information about each Director, including the three Board-recommended nominees, as of July 31, 2011, follows.

The Board of Directors recommends a vote “FOR” each nominee.

Nominees for Directors For Terms Expiring in 2014

Thomas E. Chorman

Age 57

Mr. Chorman has been a Director since 2004.  He brings significant financial management experience to the Board.  He is not only a financial executive, but also an entrepreneur and private investor who has successfully launched and led various enterprises.  He currently serves as Chief Executive Officer of Solar LED Innovations, LLC, a designer, manufacturer and marketer of solar rechargeable lighting products, with headquarters in Pennsylvania.  Mr. Chorman established the company in 2008.  Prior thereto, from June, 2006 through 2007, Mr. Chorman co-founded and served as Chief Executive Officer of Foam Partners, LLC (a fabricator of polyurethane foam products).  From June, 2007 through 2008, Mr. Chorman served as a partner and President of Boomer Capital (a leadership consulting and career placement service).  Mr. Chorman is no longer affiliated with Foam Partners, and presently has a minority ownership interest in Boomer Capital.  From 2001 through 2006, Mr. Chorman served as President, CEO and Director of Foamex International, a manufacturer of comfort cushioning for the furnishing and automotive markets.  During Mr. Chorman’s tenure at Foamex, record high raw material costs and the maturity of legacy debt forced a voluntary Chapter 11 filing in 2005 for U. S. operations in order to facilitate the implementation of restructuring activities.  In 2007, Foamex emerged from bankruptcy, paying 100 cents on the dollar to all creditors.

Prior to 2001, Mr. Chorman served as CFO to Ansell Healthcare (2000-2001) and Armstrong Flooring Products (Division CFO; 1997-2000).  He also held senior financial management positions at Procter & Gamble from 1984 to 1997.

Since 2009, Mr. Chorman has served on the Board of Directors of Symmetry Medical, a provider of implants, instruments and cases to orthopedic device manufacturers.  Symmetry trades on the NYSE and has revenue of approximately $350 million.  Mr. Chorman is the chairman of the Finance and Systems Committee and also serves on the Audit Committee of Symmetry.

Mr. Chorman’s quarter century of senior financial management experience, along with the entrepreneurial business opportunities he has pursued in recent years, is of significant benefit to the Company.  Mr. Chorman remains closely involved in the day to day financial reporting requirements for established international public companies as well as smaller start-ups.  This perspective is helpful to the Board when analyzing acquisition opportunities.  Mr. Chorman’s skills and abilities qualify him to serve on the Board of the Company.

Roger L. Fix

Age 58

Mr. Fix currently serves as President/CEO of the Company.  He has been CEO since 2003, and has served as President since 2001.  Further, Mr. Fix has been a Director since 2001 and a member of the Board’s Executive Committee since 2003.  From 2001 to 2002, Mr. Fix also served as the Company’s Chief Operating Officer.

Additionally, Mr. Fix has been a director of Flowserve Corporation since 2006, serving on the Organization and Compensation Committee and the Finance Committee of Flowserve’s Board of Directors.  Flowserve is a global manufacturer and supplier of fluid motion and control products and services.  The company operates in 56 countries and has sales of approximately $4.3 billion.

Prior to joining the Company, Mr. Fix was employed by Outboard Marine Corporation (OMC), serving as President, Chief Operating Officer, and Director in 2000, and additionally serving as CEO in 2001.  OMC manufactured and marketed marine engines with internationally-recognized brand names.

As President and COO of OMC, Mr. Fix completed a strategic review and commenced implementation of programs to address the financial crisis the company was and had been experiencing since approximately 1997.  In December, 2000, at the direction of OMC’s investors, a voluntary petition in bankruptcy pursuant to Chapter 11 of the U. S. Bankruptcy Code was filed.  In August, 2001, the case converted to a voluntary case under Chapter 7 of the U. S. Bankruptcy Code.

Prior to his employment at OMC, Mr. Fix was employed for almost twenty-five years in the pump and valve manufacturing industry. He was employed by John Crane, Inc., a global manufacturer of mechanical seals for pump and compressor applications in the process industry, as Chief Executive from 1998 to 2000; and as President-North America from 1996 to 1998.  Prior thereto, Mr. Fix was President of Xomox Corporation, a wholly owned subsidiary of Emerson Electric, a manufacturer of process valves and actuators, from 1993 to 1996; was Vice President and General Manager/Eastern Division for Reda Pump Company from 1981 to 1993; and was employed at Fisher Controls Company, a manufacturer of process control valves, from 1976 to 1981.

The Company believes that Mr. Fix is well qualified to serve as a Director due to his executive management experience and leadership of the Company throughout his tenure, but most notably during recent difficult global economic challenges.  His detailed knowledge of all Company operations and his many years of experience in manufacturing management provide valuable insight and a perspective not otherwise available to the Board.  Further, his service on the Board of Flowserve allows him to communicate an additional perspective regarding global economic trends and their impact on Company operations.

Daniel B. Hogan, J.D., Ph.D.

Age 67

Dr. Hogan has been a Director since 1983.  He brings significant management, consulting and governance experience to the Board.

Dr. Hogan currently serves as Executive Director of Passim, a non-profit arts organization located in Cambridge, Massachusetts.  He has served in this capacity since 2008 and prior thereto was Interim Director in 2007.  Passim has seen a dramatic improvement in its vibrancy and financial health under Dr. Hogan’s leadership, and many innovations he has championed are helping this arts group assure its primacy in the folk music industry.  Prior thereto, Dr. Hogan was Executive Director of Fathers and Families, a Boston non-profit organization advocating shared parenting after divorce.

Dr. Hogan has three decades of management consulting experience, including positions as Vice President of McBer & Company (a division of the Hay Group) and the Apollo Group, which he founded and served as President.  In these roles, he specialized in leadership development, team building, executive assessment and competency modeling.  In the latter, Dr. Hogan developed models of the skills and attributes necessary for success in executive jobs.  Dr. Hogan has served on many non-profit boards over the last 30 years, often chairing or heading up the governance committee.  He is currently on the Executive Board of the Harvard Square Business Association in Cambridge, MA.  Dr. Hogan is also a psychologist in Massachusetts.

Dr. Hogan’s service to the Board over the past quarter century provides valuable insight and institutional knowledge, which is unique to Dr. Hogan and makes him well qualified to serve as a member of the Board.

Directors To Continue in Office For Terms Expiring in 2013

William R. Fenoglio

Age 72

Mr. Fenoglio has been a Director since 1997.   He has extensive executive experience in global manufacturing and financial analysis.  From 1994 to 1996, Mr. Fenoglio served as President and CEO and member of the Board of Directors of Augat, Inc., an international supplier and manufacturer of interconnection technology and electromechanical components and subsystems to automotive, communications, computer and industrial markets.  From 1996 through 2008, Mr. Fenoglio was a director of IDG, Inc., a supplier of maintenance, repair, operating and production products and procurement solutions to manufacturers and other industrial users. In 2008, IDG was merged into Eiger Holdco, LLC, an affiliate of Luther King Capital Management, an SEC-registered investment advisory firm with approximately $6.7 billion in assets under management.

Prior to serving as President and CEO of Augat, Inc., Mr. Fenoglio served from 1991 to 1994 as President and CEO and was a member of the Board of Directors of Barnes Group, Inc., a diversified global manufacturer and logistical services company with more than 60 global manufacturing and distribution locations providing precision components and correlating logistics support to worldwide industry. Prior to that, Mr. Fenoglio had a successful twenty-three year career at General Electric.  He is an engineer by training.

The Company believes that Mr. Fenoglio’s extensive experience with businesses similar to those of the Company qualify him to serve on the Company’s Board.  Mr. Fenoglio has broad and varied expertise as an engineer and as a senior executive who has worked closely with chief financial officers for many years.  Further, Mr. Fenoglio chairs the Audit Committee, where he demonstrates acumen in finance, treasury and audit matters.  Finally, his length of service on the Board offers a valuable perspective and a strong commitment to the Company.

H. Nicholas Muller, III, Ph.D.

Age 72

Dr. Muller has been a Director since 1984.  He brings to the Board senior executive expertise in organizational development and human capital management.  He served from 1996 to 2002 as President and CEO of The Frank Lloyd Wright Foundation, a multi-faceted institution committed to education, scholarship, and research relating to architecture and design.

Prior thereto, he served from 1985 to 1996 as Director of the Wisconsin Historical Society, a state agency managing over two hundred buildings, over a dozen archives including a four million item library, and many other operations in tourism and economic development.  Dr. Muller was also President of Colby-Sawyer College in New Hampshire, integrating an arts and sciences curriculum with preparation for professional careers.  He led this institution from 1978 to 1985.

Dr. Muller has served on the boards of trustees of nearly forty non-profit organizations, and currently remains engaged in non-profit enterprises, serving as Chairman of the Board of Smith House Health Care Center in New York; Treasurer of the Vermont Historical Society; Secretary/Treasurer of the Essex Community Fund in New York, Director of the Hillsboro Development Corporation in New York and Vice President of Fort Ticonderoga.

Dr. Muller brings to the Company his leadership and organizational skills, which assist the Board in understanding governance and human capital management issues.  His presence on the Board over the past quarter century provides excellent historic reference and perspective, insight on Company dynamics, and knowledge of senior management, all of which are of significant value to the Board and the Company.

Directors To Continue In Office For Terms Expiring in 2012

Charles H. Cannon, Jr.

Age 59

Mr. Cannon has been a Director since 2004.  He currently serves as Chairman/CEO of John Bean Technologies Corporation (“JBT”), an NYSE-traded international manufacturer and designer of systems and products for the food processing and air transportation industries.  JBT has sales, service, manufacturing and sourcing locations in over 25 countries, and had revenues of approximately $880 million in its most recently completed fiscal year.  Mr. Cannon became Chairman/CEO in 2008 when JBT was spun off from its former parent company, FMC Technologies, Inc., where he had served as Vice President from 2001 to 2004 and Senior Vice President from 2004 until the JBT spinoff.  Mr. Cannon first joined FMC in 1982, and during his tenure managed numerous divisions within FMC’s Food Tech group of companies.

The Company believes that Mr. Cannon is qualified to serve on the Board, based upon his lengthy senior executive experience at an international manufacturer which operates in some of the same industries as does the Company.  Mr. Cannon, with over two decades of experience as a general manager and senior executive, exhibits demonstrated leadership success.  He is responsible, as CEO of a publicly traded company, for multiple aspects of corporate organization, governance, finance and operations.  His position as Chairman of the JBT Board provides a unique perspective to the Company, particularly as it relates to Mr. Cannon’s role as chair of the Company’s Compensation Committee.  His technical and business education and his international insight are of unique benefit to the Company’s Board.

Gerald H. Fickenscher

Age 68

Mr. Fickenscher has been a Director since 2004.  He brings to the Company decades of financial management and general management experience at various global operations.  Most recently, at Crompton Corporation, a specialty chemicals manufacturer, he served as Vice President-Europe, Middle East and Africa from 1994 to 2003.  In this capacity, he led 1,900 employees and was responsible for $700 million in sales.  Prior thereto, he was Chief Financial Officer of Uniroyal Chemical, a worldwide industrial chemical company with a complex operational structure, from 1986 to 1993.  At Uniroyal, he was intimately involved in the issuance of over $800 million in bank and publicly traded debt.  He regularly communicated with the Audit Committee of Uniroyal’s Board and with external auditors.  He also played a key role in a successful $1 billion management-led buyout, which concluded in an IPO with excellent returns to shareholders.

Since retiring in 2003, Mr. Fickenscher has remained active in the field of finance.  He served as director of the British-American Chamber of Commerce from 1997 to 2001; was a Director of CEFIC (the European Federation of Chemical Industries) from 2001 to 2003; has been a member of Financial Executives International since 1985; and has been a member of NACD (the National Association of Corporate Directors) since 2004.

Mr. Fickenscher is qualified to serve on the Board of the Company due to his years of financial experience, analysis and acumen.  He has senior executive management experience with multinational, industrial organizations.  For many years, he interacted with audit committees and external auditors, experience which is beneficial to his current service on the Company’s Audit Committee.  His continuing education and training through various industry and governance organizations provides insight to the Board regarding peer practices.  The Company believes that Mr. Fickenscher is a valuable asset to the financial and organizational needs of the Board.

Edward J. Trainor

Age 71

Mr. Trainor has been a Director since 1994.  He currently serves as the Chairman of the Board of the Company.  He was elected to this position in 2001.  After joining the Company in 1984, Mr. Trainor held a number of executive offices, including Chief Executive Officer (1995-2003); President (1994-2001); Chief Operating Officer (1994-2001); and Vice President, and then President, of the segment formerly known as the Institutional Products Group (1987-1994).  During his eighteen years with the Company, Mr. Trainor developed a depth of knowledge regarding the Company’s operations, which knowledge he now is able to apply in connection with his responsibilities as Chairman of the Board.  In addition, Mr. Trainor serves on the Executive Committee and serves as lead independent director, calling and chairing meetings of the independent directors.

Prior to joining Standex, Mr. Trainor held executive positions with Eastman Kodak and CH Stuart, focusing on manufacturing and engineering operations.

Further, since 2002, Mr. Trainor has served on the Board of Mestek, Inc. a family of over 30 specialty manufacturers providing HVAC products, coil handling equipment, aluminum products and other industrial components.  In addition, Mr. Trainor is a Director of Omega-Flex, Inc. which trades on the NASDAQ exchange.  Mr. Trainor is the Vice Chairman of the Omega-Flex Board, and is Chair of its Audit Committee.

The Company believes that Mr. Trainor is qualified to serve on the Board due to his significant history of executive management success with the Company, his knowledge of Company operations and legacy issues, and his perspective gained through service as a board member to other manufacturing entities.  His training and experience as an engineer also enable him to meaningfully advise the Company regarding material capital expenditures and potential acquisitions.

Determination of Independence

The Board of Directors operates pursuant to Corporate Governance Guidelines, which are available under the heading “Corporate Governance” on the Company’s website at www.standex.com.  Under these Guidelines, the Board requires that at least a majority of directors be “independent” as defined by the NYSE listing standards.  Pursuant to the NYSE standards, the Board annually undertakes an analysis of “independence” as the criteria apply to each Director and nominee for Director.

The NYSE rules require that, in order to be considered independent, each Director or nominee have no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), nor may any Director or nominee have any prohibited relationships, such as certain employment relationships with the Company, its independent auditor or another organization in business with the Company.

At its meeting on July 27, 2011, the Board affirmatively determined that the following Directors are independent:  Messrs. Cannon, Chorman, Fenoglio, Fickenscher, Hogan, Muller and Trainor.

In assessing Dr. Hogan’s independence, the Board considered that Dr. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company (including terms as President and CEO) through 1985.  Daniel E. Hogan served as a consultant to the Company from 1985 until his death in 1991.  The Board determined that this familial relationship between Director Daniel B. Hogan, who has never been employed by the Company, and Company co-founder Daniel E. Hogan did not create a relationship which in any way compromised the exercise of Dr. Hogan’s disinterested and independent judgment as a director.  Thus, the Board concluded that Dr. Hogan is independent within the meaning of the NYSE rules.

The remaining Board member, Mr. Fix, was determined by the Board not to be independent due to his status as currently employed executive of the Company.

The Board will continue to monitor all of its members’ activities on an ongoing basis to insure the independence of a majority of the Company’s directors.

Certain Relationships and Related Transactions

We monitor transactions between the Company and its Directors, executive officers, beneficial owners of more than 5% of our common stock, and their respective immediate family members, where the amount involved exceeds or is expected to exceed $120,000 during the fiscal year.  Annual questionnaires inquiring about any potential transactions are completed and submitted to the Chief Legal Officer of the Company.  There were no transactions during the past fiscal year with any related person, promoter or control person that are required to be disclosed or reported under applicable SEC and NYSE rules.

In addition, our Code of Conduct requires all officers, directors and employees to avoid engaging in any activity that might create a conflict of interest.  All individuals are required to report any proposed transaction that might reasonably be perceived as conflicting with the Company's interest to their supervisor and/or the Chief Legal Officer.

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of July 31, 2011 of each director, each nominee for re-election, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

	Beneficial Ownership (1)
Name	No. of Shares	Percent of Outstanding Common Stock

John Abbott	84,714 (2)	**
Charles F. Cannon	31,667	**
Thomas E. Chorman	19,259	**
Thomas D. DeByle	38,407 (3)	**
William R. Fenoglio	14,467 (2)	**
Gerald H. Fickenscher	10,291	**
Roger L. Fix	138,526 (3)	1.1
Daniel B. Hogan, Ph.D.	8,548	**
James L. Mettling	15,150	**
H. Nicholas Muller, III, Ph.D.	20,542	**
Deborah A. Rosen	26,591 (3)	**
Edward J. Trainor	23,217 (3)	**

All Directors and Executive Officers As a Group (15 Persons)	433,660	3.4

____________________________

**

Less than 1% of outstanding Common Stock.

(1)

As used herein, “beneficial ownership” means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock.  The individuals included in this table have sole voting and investment power with respect to the shares shown as beneficially owned by them except for 10,560 shares for Mr. Mettling, which are jointly held with his spouse.

(2)

The number includes 19,413 shares held in a revocable trust, of which Mr. Abbott and his spouse are both trustees, held for the benefit of Mr. Abbott’s spouse and their children.  Mr. Fenoglio’s holdings reflect 2,495 shares held in a revocable trust, of which he is the sole trustee.

(3)

The numbers listed include estimates of the shares held in the Employees’ Stock Ownership Plan (“ESOP”) portion of the Standex Retirement Savings Plan at June 30, 2011, which are vested to the accounts of Messrs. Fix,  DeByle, Abbott, Mettling, Trainor and Ms. Rosen.  These individuals have voting power over the shares allocated to them in this Plan.  The number of ESOP shares included above may differ slightly from the ESOP shares reported on Form 4s and filed with the Securities and Exchange Commission, due to the Company’s adoption in April 2002 of unitized accounting for the ESOP, under which each participant is allocated a number of units (comprised of Company shares plus between 0% and 3% of their ESOP investment in cash), rather than a defined number of Company ESOP shares.

The numbers also include the following shares which will be converted from restricted stock units into shares of common stock within 60 days of July 31, 2011:  Mr. Fix (24,792); Mr. DeByle (6,700); Ms. Rosen (5,352); Mr. Abbott (15,756); and Mr. Mettling (2,662).

________________________________

Stock Ownership of Certain Beneficial Owners

The table below sets forth each stockholder who, based on public filings, is known to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 2011.  All information is presented as of December 31, 2010 and is based upon stock ownership reports filed with the SEC on Schedule 13G.  Each holder listed below has sole voting power and sole dispositive power of the shares indicated on the table, unless otherwise noted in the footnote.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Percent of No. of Shares	Outstanding Common Stock
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,041,876 (2)	8.29%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	898,986 (3)	7.19%
Royce & Associates, L.L.C. 745 Fifth Avenue New York, NY 10151	832,445 (4)	6.62%
The Vanguard Group P. O. Box 2600 V26 Valley Forge, PA 19482-2600	759,884 (5)	6.04%

____________________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)

This information is based on a Schedule 13G filed on January 21, 2011.  The filing indicates sole voting power for 1,041,876 shares; sole dispositive power for 1,041,876 shares; and zero shares with either shared voting or shared dispositive power.

(3)

This information is based on a Schedule 13G/A, filed on February 11, 2011.  The filing indicates sole voting power for 874,706 shares; sole dispositive power for 898,986 shares; and zero shares with either shared voting or shared dispositive power.

(4)

This information is based on a Schedule 13G filed on February 3, 2011.  The filing indicates sole voting power for 832,455 shares; sole dispositive power for 832,445 shares; and zero shares with either shared voting power or shared dispositive power.

(5)

This information is based on a Schedule 13G/A filed on February 9, 2011.  The filing indicates sole voting power for 21,295 shares; sole dispositive power for 738,589 shares; and shared voting power for zero shares and shared dispositive power for 21,295 shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes in detail our executive compensation program.  It covers the objectives of the program, its administration by the Compensation Committee of the Board of Directors (the “Committee”), the specific elements of compensation payable to our “named executives,” and how the amount of compensation payable to each named executive with respect to each element is determined.  This Compensation Discussion and Analysis should be read in conjunction with the actual compensation tables and accompanying narrative disclosures found on pages 25 through 38 of this proxy statement.  The five “named executives,” as determined in accordance with SEC rules, for fiscal 2011 are:

Roger L. Fix

President and Chief Executive Officer

Thomas D. DeByle

Vice President, Chief Financial Officer and Treasurer

John Abbott

Group Vice President, Food Service Equipment Group

Deborah A. Rosen

Vice President, Secretary, and Chief Legal Officer

James L. Mettling

Vice President of Human Resources

Objectives of Executive Compensation Program

Our compensation program for the named executives and other senior-level corporate and business unit executives seeks to provide (1) a total compensation package sufficient to attract and retain executives of a caliber necessary to manage a dynamic company with a diverse set of businesses that serve different markets and are subject to differing challenges, and (2) a strong incentive to those executives to meet specific corporate and business unit financial and strategic performance goals that are determined by the Committee as likely to create and sustain shareholder value.

The program design aligns the interests of our executives with those of our shareholders by linking a substantial portion of each executive’s target compensation to the performance of the Company (or in the case of business unit executives, the business units which they head).  Linkage between an executive’s compensation and shareholder interests is further strengthened by the fact that a significant portion of the executive’s performance-based compensation is paid in the form of Company stock.  The percentage of an executive’s compensation based on the performance of the Company and the portion paid in stock increases as the executive’s responsibility and direct ability to affect the performance of the Company increases.  For fiscal year 2011, the percentage of each named executive’s total target compensation (consisting of base salary, annual incentive bonus and long-term incentive compensation) based upon the meeting of Company performance criteria, and the percentage of such compensation paid in Company stock is as follows:

Executive	% of Target Compensation Dependent on Company Financial Performance	% of Target Compensation To Be Paid In Stock
R. L. Fix	54%	46%
T. D. DeByle	43%	36%
D. A. Rosen	40%	32%
J. Abbott	44%	40%
J. L. Mettling	29%	20%

Overview of Executive Compensation Program

Our executive compensation program consists of several discrete components, each designed to serve a specific purpose and which together accomplish the overall objectives of the program.  Those components are summarized in the chart below.  A more detailed description of each component and its purpose is contained elsewhere in this Compensation Discussion and Analysis.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM
ANNUAL		LONG TERM		OTHER BENEFITS
Base Salary	Annual Incentive Bonus	Restricted Stock	Performance Share Units

Fixed cash compensation, payable at regular intervals	Variable cash compensation, based upon meeting pre-established financial and strategic objectives	Vests three years after grant	Convertible into a variable number of shares of stock depending upon success in meeting pre-established financial performance targets over a one-year performance period	Pension and supplemental pension plans (frozen as of 12/31/07)
	60% of target bonus attributable to financial performance targets	Must remain employed at the end of three-year period to receive stock	Shares are payable in three equal annual installments after end of performance period	401(k) and non-qualified savings plans, with Company contributions
	40% of target bonus attributable to individual strategic objectives		Must be employed at the time an installment is to be paid	Executive employment agreements, including provisions for severance upon termination, both before and after a change in control
	At least 20% of bonus must be used to purchase restricted stock units, convertible into an equivalent number of shares of common stock three years after purchase, with the remainder paid in cash			Limited perquisites

Administration of Executive Compensation Program

The Committee is responsible for all aspects of our executive compensation program.  The Committee is comprised of three “independent” members of the Board of Directors of the Company, as the term “independent” is defined under the applicable rules of the New York Stock Exchange (“NYSE”).  All three of the current members of the Committee, Messrs. Cannon, Hogan and Muller, have at least six years of service as Committee members, giving the Committee a level of experience and expertise that greatly enhances its ability to design and administer a compensation program that is effective and responsive to the particular requirements of the Company.  The Committee’s charter, which can be accessed at www.standex.com, describes the scope of its responsibilities.

The Committee makes all decisions concerning the compensation of the named executives, including the establishment of base salary levels, the percentage of base salary which serves as an executive’s “target” annual and long-term incentive compensation, the corporate, business unit and individual performance criteria used each year to determine the amount of an executive’s annual and long-term incentive compensation, and the portions of an executive’s compensation which shall be paid in cash and Company stock. The process used by the Committee to establish both the target levels of annual and long-term incentive compensation and the performance criteria are described in greater detail in the sections of this Compensation Discussion and Analysis headed “Annual Incentive Bonus” and “Long-Term Incentive Program.”  The Committee is also responsible for monitoring the ongoing competitiveness of the program, and for making any changes that may be necessary to insure that the program continues to meet its objectives.

Use of Independent Compensation Consultants

In exercising its responsibility for insuring that our executive compensation program is effective in meeting its objectives, the Committee is assisted by Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation and benefits consulting firm.  The services provided by Pearl Meyer consist of advising on the competitiveness of our program, both overall and with respect to each named executive, determining its effectiveness in meeting the goals established for it, and providing general information regarding trends in executive compensation.  Similar assistance is provided by Pearl Meyer with respect to the compensation of directors.  Pearl Meyer has not provided any other services to either the Committee or the Company.

At the beginning of fiscal 2011, the Committee asked Pearl Meyer to evaluate each of our executive positions, including those of the named executives, and determine whether the compensation provided to each, both in total and with respect to each element of compensation, was competitive with that provided by comparable manufacturing companies with which the Company competes in attracting and retaining executive talent.  To accomplish this, Pearl Meyer used the All Manufacturing, Durable Goods Manufacturing and Cross-Industry categories of the 2010 Mercer Benchmark Database-Executive, regressed for the size of the Company relative to size of the companies that make up the relevant database (the “Survey Data”).  As a result of this evaluation, changes were made to the base salaries of Messrs. DeByle and Mettling, and to the annual incentive target bonuses of Messrs Fix and DeByle.  The changes made are described in the sections of this Compensation  Discussion and Analysis headed “Base Salary” and “Annual Incentive Bonus – Determination of Annual Incentive Bonus,” respectively.

In addition to its use of the information provided by Pearl Meyer, the Committee bases its compensation decisions on an executive’s experience, future potential, specific individual accomplishments, internal equity, and such factors as the breadth of an executive’s responsibility, including whether he or she has strategic rather than merely operational or functional responsibilities, the complexity of the function or business unit headed by an executive, whether the executive has global responsibilities, and other factors deemed relevant by the Committee.  The Committee may establish the base salary and incentive targets of an individual new in his or her position at a lower level and increase it over time by amounts greater than the increases granted to other executives, as the executive achieves expectations and gains experience in the position.

The Committee also seeks the views of Messrs. Fix and Mettling with respect to the effectiveness of the executive compensation program, especially with regard to its motivational effects on our executives.  Mr. Fix also provides input to the Committee on the performance of each of the named executives and certain other executives reporting either to him or to one of the other named executives.

Evaluation of Chief Executive Officer

The Committee is also charged with evaluating the performance of Mr. Fix as Chief Executive Officer, and setting his compensation level.  In fulfilling this role, the Committee conducts a detailed review of his performance at one of its two meetings held shortly after the end of the fiscal year, and discusses its conclusions with the independent members of the Board of Directors at the Board’s October meeting.  As a key part of its analysis, the Committee asks Mr. Fix to summarize his key achievements against a written set of objectives approved by the Committee, and meets directly with Mr. Fix to discuss that summary.

Components of Executive Compensation Program

What follows is a more detailed description of each of the components of the executive compensation program, and the compensation paid with respect to each component.

Base Salary

We provide a competitive base salary to each named executive.  The percentage of an executive’s total compensation which consists of base salary is lower as an executive’s responsibility and ability to affect the overall performance of the Company increases.  In that regard, the percentage of Mr. Fix’s total compensation which is represented by base salary is lower than for the other named executives.  Base salary represents 32% of Mr. Fix’s target compensation, while for the other named executives, the percentage ranges from a high of 65% for Mr. Mettling to a low of 42% for Mr. Abbott.

The base salaries of the named executives are reviewed periodically against the Survey Data and the factors described above under the section headed “Administration of Executive Compensation Program-Use of Independent Compensation Consultants.”  In years when such data are not specifically reviewed with respect to each executive, base salaries are generally increased in line with the Company’s overall wage increase budget.  That budget is established after a review of the rate of increases throughout the broad range of durable goods manufacturing companies which comprise the Survey Data.  Effective January 1, 2009, the Company, in response to recessionary economic conditions, froze base compensation for all salaried employees, including the named executives.  The freeze remained in effect for the named executives until October 1, 2010.  At that time, the base salary of each of the named executives was reviewed in relation to the Survey Data for each specific position.  Based upon the Committee’s analysis of the Survey Data, the base salaries of Messrs. DeByle and Mettling were increased by approximately 6% on October 1, 2010, while base salary increases of 2.5% became effective on that date for Messrs. Fix and Abbott and Ms. Rosen.  The 2.5% increase was consistent with our overall wage increase budget for fiscal 2011.

The Committee does not use base salary as a principal method of rewarding executives for their individual performance.  The Committee believes that its performance-based incentive compensation program provides executives with the opportunity for substantial rewards for achieving goals that are indicators of successful performance, and relies more on those programs than on base salary adjustments to compensate executives for their individual performance.

Annual Incentive Bonus

Executives may receive annual bonuses based partly upon the financial performance of the Company (or the business unit headed by an executive with primary responsibilities at the divisional rather than the corporate level) during a particular fiscal year and partly upon their success in meeting individual strategic goals established by the Committee at the beginning of the fiscal year.  The amount of an executive’s annual incentive bonus opportunity and the criteria used to determine whether the opportunity is realized are determined through a detailed performance planning process which the Company refers to as its Balanced Performance Plan (“BPP”) process.

BPP Process

The BPP process generally takes place over two meetings of the Committee during the first quarter of the fiscal year, the first being the July meeting, which coincides with the meeting of the Board of Directors at which the Company’s preliminary results for the previous year are reviewed and discussed, and its operating budget for the upcoming year is presented.  The Committee then conducts an additional review of the proposed BPP for the upcoming year at a second meeting generally held in late August or early September, after the financial results for the prior year and the operating budget for the upcoming year are finalized.  This two-step process provides the Committee with an ample opportunity to conduct a deliberative and interactive process that results in the establishment of goals that it is confident correlate to the overall objectives set for the Company by the Board of Directors for the upcoming fiscal year.

At its August/September meeting, the Committee determines the extent to which the financial and strategic goals of the Company for the previous year were met, and establishes the amount of bonus to be paid.  The Committee also formally approves the financial and strategic performance goals for the upcoming year under both the annual and long-term incentive components of the executive compensation program.

Determination of Annual Incentive Bonus

The BPP process begins each year by setting a percentage of the executive’s base salary as a target bonus amount.  In establishing the percentage, the Committee uses the information contained in the Survey Data to assist it in its determinations.  Based on its analysis of the Survey Data provided by Pearl Meyer, the Committee determined as part of the BPP process for fiscal 2011 that the target bonus amounts for Messrs. Fix and DeByle were significantly below the Survey Data medians for their positions, and increased the target bonus percentages for fiscal 2011 for Mr. Fix from 75% of base salary to 85%, and for Mr. DeByle from 50% to 55%.  For fiscal 2011, the target bonus amount as a percentage of base salary was as follows for each of the named executives:

Executive	Percentage of Base Salary
R. L. Fix	85%
T. D. DeByle	55%
D. A. Rosen	50%
J. Abbott	55%
J. L. Mettling	30%

After establishing a target bonus amount for each executive, the Committee determines what percentage of that amount to allocate to the attainment of the financial performance measures, and what percentage to the strategic goals.  The Committee determined that for fiscal 2011, 60% of an executive’s target bonus should be tied to the achievement of the financial performance goals, and 40% to meeting the strategic goals.  If actual financial performance varies from the targeted goals, the executive’s bonus will vary up or down from the target amount.  In no event will the amount of the bonus attributable to meeting the strategic goals exceed the target amount.  This 60%/40% weighting reflects the balance that the Committee considered appropriate between the achievement of specific one-year financial goals and the satisfaction during the year of individual strategic objectives that look beyond the immediate financial performance of the Company, and are important to its longer-term success.

The Committee then establishes the specific financial measures and individual strategic goals used to determine whether and to what extent the target bonus is achieved, the amount of any annual incentive bonus, and the weighting to be given to each of the goals selected.  For fiscal 2011, three financial and three or four strategic goals (depending upon the executive) were established, and a portion of the target bonus is attributable to success in meeting each goal.  The financial goals for corporate executives (who include all of the named executives other than Mr. Abbott) were the achievement by the Company of targeted levels of:

•

annual net sales;

•

diluted earnings per share; and

•

operating cash flow.

In approving these particular goals, the Committee made a specific determination that they represent financial objectives that correlate to the creation of shareholder value and are appropriate measures against which to judge executive performance.

The strategic goals established by the Committee for fiscal 2011 are different for each of the named executives.  The strategic goals established for Mr. Fix were:

•

increasing the Company’s visibility in the investor community, through introducing the Company to a significantly larger number of outside investors, increasing the number and scope of external analyst presentations and obtaining greater coverage from stock market analysts;

•

the identification and implementation of procurement programs that would result in savings of at least $5 million in fiscal 2011; and

•

the achievement of a specified level of incremental sales related to new products and technologies.

For the three named executives who head corporate staff functions, strategic goals were established by the Committee which were tied to the completion of specific projects in their functional areas that were deemed important to the Company, and initiatives that would improve productivity and significantly lower the cost structures of the departments which they head, resulting in better processes and reduced corporate costs.

In differentiating among the three financial performance goals, the Committee determined that achieving a specified level of earnings per share was the Company’s most important financial objective, and allocated 25% of the total target bonus to that performance goal.  15% of the total target bonus was allocated to sales levels, and 20% to achieving a specified level of operating cash flow.  The weighting reflects the Committee’s continuing belief that actual financial performance as demonstrated by earnings per share and, to only a slightly lesser extent, operating cash flow, are the most important of the Company’s performance measures.  Sales remained as the third measure of the Company’s financial performance because of a belief that the operating margin improvement that is likely to result from increasing the size and market penetration of the Company’s operating units will correlate to improved financial performance and the creation of shareholder value.  Among the strategic goals for Mr. Fix, the Committee weighted the procurement savings and new product introduction goals equally at 15% of the total target bonus, and weighted the investor relations goal at 10%.  The greater weighting attached to the first two goals reflects the importance placed by the Committee on reducing costs through improved supply chain, logistics and purchasing processes, and expanding the product offerings of certain of the Company’s operating units.  For the other corporate executives, the Committee weighted each strategic goal approximately equally.

The Committee next determines "threshold," "target" and "superior" performance levels for the financial goals for minimum, target and maximum bonus payments.  Target financial performance levels are tied directly to the fiscal year budget reviewed and approved by the Board of Directors.  The budget is generally based on an expectation of significant year over year improvement in operating results, and thus achieving it correlates to an increase in shareholder value.  Threshold and superior performance targets are then determined by the Committee based upon the target amounts.  In establishing the threshold and superior performance levels, the Committee sets the threshold performance level high enough so that achieving it is not guaranteed and sets the superior performance level high enough so that achieving it is difficult and represents an outstanding accomplishment that would be highly likely to significantly enhance shareholder value.  The determination of whether these considerations have been met is made after discussions between the Committee and Mr. Fix, and after the Board of Directors has reviewed in detail the results for the previous year and has discussed and adopted the budget for the upcoming year.  The competitiveness of these broad parameters is reviewed from time to time with Pearl Meyer.  The Committee has reserved the right to adjust the financial results for bonus determination purposes to specifically exclude the effect on financial results of discontinued operations and non-operational events that are identified for a particular year, and to factor in the effect of any changes in accounting principles occurring during the year that were not foreseen when the financial performance targets were established.  The financial impact of acquisitions made during a year is included in the financial results for bonus determination purposes, although the Committee has retained the ability to exclude the negative impact of acquisitions in the year in which the acquisition is completed, when the Committee determines that it is appropriate to do so.

The actual bonus paid to an executive can vary from 0% to 150% of the executive’s target bonus.  In no event can the portion of an executive’s bonus attributable to the meeting of his or her strategic objectives exceed 40% of the target bonus, and the percentage can be less if the Committee determines that the strategic objectives were not fully met.  The portion of bonus tied to the financial performance targets can vary from 0%, if the threshold performance target is not met, to 110% of the target bonus, if the superior performance target is met or exceeded.

For fiscal 2011, the threshold, target and superior performance goals set out in the corporate BPP were as set forth below.

Goal	Weighting	Threshold	Target	Superior
Achieve $591.7 million in Sales	15%	$565 M	$591.7 M	$610 M
Achieve $2.48/share Diluted Earnings from Continuing Operations	25%	$2.18	$2.48	$2.68
Achieve Operating Cash Flow of $41.8 million from Continuing Operations	20%	$36.8 M	$41.8 M	$45.1 M

The BPP process for divisional executives mirrors that for corporate executives, except that the financial and strategic goals established for them are tied directly to the objectives of the divisions which they head.  For fiscal 2011, the three financial goals set for the Food Service Equipment Group, which applies to the bonus for Mr. Abbott, were:

•

the achievement of specified threshold, target and superior performance levels of annual sales ($335, $347 and $357.5 million, respectively);

•

earnings before interest and taxes, or EBIT ($40, $45 and $48.5 million, respectively); and

•

operating cash flow ($42, $47 and $50.5 million, respectively).

The strategic goals for the Group were the achievement of specified levels of raw material sourcing and freight cost savings throughout the Group, the development of a plan to round out the Cooking Solutions Group product lines through acquisitions and new product development, the development and implementation of a strategy to improve sales in the convenience stores segment by a specific amount, and the introduction of a specified sales level of new products.

Results for 2011

The Company’s performance in fiscal 2011 reflected the continuation of its strong rebound from the recessionary conditions experienced in fiscal 2009.  For the second year in a row, sales, earnings per share and operating cash flow were substantially higher than in the previous year.  Sales increased by 9.6% in fiscal 2011 to $633.8 million, earnings per share increased to $2.83 and operating cash flow reached $53.4 million.  This excellent financial performance resulted in a total shareholder return for fiscal 2011 of 21.92%.  For annual incentive bonus purposes, the Committee excluded the financial gain realized from the sale of property in Europe, and acquisitions of businesses made during the year.  After excluding those events, financial results for the Company for fiscal 2011 for bonus purposes were as follows:  Sales - $621.7 million; Earnings per share - $2.71; and Operating cash flow - $49.7 million.  The results in each of these three categories exceeded the aggressive “superior” target goals established by the Committee at the beginning of the fiscal year, resulting in a maximum payout of the portion of the annual incentive bonus which is attributable to the meeting of financial performance goals.  As a result, each corporate executive is entitled to a bonus based upon financial performance of 110% of his or her target bonus, the maximum achievable under the program.

Performance of the Food Service Equipment Group, on which Mr. Abbott’s annual incentive bonus is based, was strong with respect to sales and operating cash flow.  Sales for the Group reached $365.5 million, which exceeded the “superior” target of $358 million, while operating cash flow was $48.7 million, which exceeded the target performance level of $47 million. This amount was below the “superior” target of $51 million.  Earnings before interest and taxes, the third of the Group’s financial performance goals, reached $38 million, a level just short of the $40 million threshold performance target for the Group.  As a result, Mr. Abbott is entitled to a bonus based upon financial performance of 55.6% of his target bonus.

With respect to each executive’s strategic goals for the year, the Committee met with Mr. Fix to evaluate the performance of each executive in meeting those goals.  In determining the extent to which each strategic goal was met, the Committee examined the difficulty of reaching the goal, the work performed to achieve it, and any factors that arose during the year that made achievement of the goal more or less difficult.  Following its evaluation, the Committee determined that Mr. Fix had made excellent progress toward meeting all of his specific strategic goals and scored him at 87.5% of his target.  The Committee, with input from Mr. Fix, conducted the same analysis with respect to each of the other named executives, and determined that each achieved between 75% and 92.5% of his or her individual strategic goals.  Based upon these results, the Committee determined that annual incentive bonuses ranging from 141% to 147% of the target bonus would be paid to each corporate executive (Mr. Fix’s bonus equaled 145% of his target bonus), and a bonus equal to 85.6% of Mr. Abbott’s target bonus would be paid to him.

2012 Actions Taken

For fiscal 2012, the Committee has changed the financial performance/strategic performance ratio from the 60%/40% ratio that has been in place in recent years, to a 70%/30% ratio.  The Committee determined that while the satisfaction of strategic objectives that lead to the long-term success of the Company remain very important, continuing annual improvement in the financial performance of the Company is critical to its ongoing success.  As a result, the Committee concluded that it was in the interests of the Company and its shareholders to increase the percentage of each named executive’s annual incentive bonus which is tied to financial performance.  Before reaching its conclusion, the Committee met with Pearl Meyer, its independent compensation consultant, to analyze trends in the weighting of financial and strategic performance in the bonus plans of other capital goods companies.  Pearl Meyer concluded that the change to a 70% financial/30% strategic weighting would place the Company more in line with other capital goods companies. The Committee did determine that the same three financial metrics that have been used in recent years, sales, earnings per share and operating cash flow, remained appropriate for fiscal 2012, and it adjusted the weightings of each of these metrics to reflect the change in the financial/strategic performance weighting.

As a result of its discussions with Pearl Meyer, the Committee also concluded that capping the bonuses of the named executives at 150% of the target bonus did not create a sufficiently competitive incentive for truly outstanding financial performance.  At the Committee’s request, Pearl Meyer analyzed the bonus caps of a large number of capital goods companies with revenues similar to those of the Company, and informed the Committee that an annual bonus cap of 200% of the target bonus was the most typical maximum for the companies surveyed.  As a result, the Committee has raised the percentage of the target bonus of the named executives which can be achieved if the “superior” financial performance target is met to 200% of the target bonus amount, rather than 150%.  The Committee also determined that the “superior” performance target for financial performance should be set at a level that is difficult to achieve (the Committee, with input from Pearl Meyer, concluded that the probability should be not more than 10-15%), and set the “superior” financial performance target accordingly.

Deferral of Annual Incentive Bonus

Because of the Committee's belief that attainment of the performance targets by the Company's senior executives should correlate over the longer term to the equity performance of the Company, and for the additional purpose of retention, at least 20% of the dollar amount of an executive's annual incentive bonus payment must be used to purchase restricted stock units pursuant to the Management Stock Purchase Plan (“MSPP”), a component of the 2008 Long Term Incentive Plan.  Those restricted stock units vest three years after they are purchased, and shares equal to the number of restricted stock units are delivered to the executives.  Executives may elect to use up to 50% of their annual bonus payments to acquire such units.  Restricted stock units purchased under the MSPP are valued at the time of purchase at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year or the date on which the units are purchased (which is generally the 75th day after the last day of the fiscal year).  While the annual bonus is designed primarily to motivate an executive to meet annual performance goals established under the BPP process, the restricted stock unit purchase requirement adds a long-term motivational component to the bonus, which the Committee deems important to insuring that all elements of the performance-based part of the executive compensation program focus on the longer-term interests of the Company's shareholders.  The specific provisions of the MSPP are set forth under “Estimated Possible Payouts – Equity Incentive Plan” beginning on page 28 of this proxy statement.  For fiscal 2011, the named executives elected to use the following percentages of their annual incentive bonuses to purchase shares under the MSPP:

Mr. Fix

25%

Mr. DeByle

50%

Ms. Rosen

20%

Mr. Abbott

20%

Mr. Mettling

20%

The directors of the Company are also permitted to use a portion of the annual cash retainer earned by them to purchase restricted stock units under the MSPP.

Long Term Incentive Program

Executives are provided with incentives to remain in the employ of the Company and to improve its longer-term stock and financial performance through the granting of annual equity-based awards.  In establishing the total value of an executive’s award, the Committee uses the information contained in the Survey Data to assist it in its determination.  For fiscal 2011, the target long-term incentive awards as a percentage of base salary were as follows for each of the named executives:

Name	Target Award as a % of Base Salary
Roger L. Fix	125%
Thomas D. DeByle	70%
Deborah A. Rosen	55%
John Abbott	85%
James L. Mettling	25%

The total value of the award for each named executive for fiscal 2011 is described under “Estimated Possible Payouts-Equity Incentive Plan” on page 28 of this proxy statement.

The long-term incentive component of the program provides equity, rather than cash awards, because of the Committee’s belief that a significant portion of an executive’s total compensation should align directly with the longer-term interests of the shareholders of the Company.  Awards, generally approved at the August/September meeting of the Committee, are considered granted as of the close of business on the date of approval.  The chart below summarizes the two components of the long-term incentive program.

LONG TERM INCENTIVE PLAN

Component	Design	Purpose
Restricted Stock	Vests after three years, provided that the executive remains employed at time of vesting	Retention of executive, and alignment with shareholder interests
Performance Share Units

Convertible into shares of stock, depending upon performance of the Company over a one-year period against two pre-established financial metrics.  For 2011, the metrics were EBITDA and average return on operating assets.  Shares earned are paid in three equal installments, provided the executive remains employed at the time an installment is to be paid.

Motivates executives to meet financial performance criteria that the Committee has determined impact the longer-term performance of the Company and aligns executives’ interests with those of shareholders, through satisfaction of the awards in shares of stock

For fiscal 2011, 67% of Mr. Fix’s total long-term incentive award was made in performance share units, and 60% of the award made to the other named executives was made in performance share units.  This reflects the Committee’s determination that the portion of an executive’s compensation which is directly tied to the meeting of performance goals should be higher for those executives in the strongest position to impact actual performance.  The remainder of the awards were paid in shares of time-based restricted stock.  The grant date fair value of both the restricted stock and performance share units is determined by multiplying the closing stock price of the Company on the award date by the number of shares awarded.

The following provides a fuller description of each of the two types of awards, and the Committee’s purpose in granting them.

Restricted Stock

The time-based restricted stock awarded to an executive will vest after three years have elapsed from the grant date, provided that the executive continues to be employed by the Company at the end of the three-year period (unless termination of employment is due to death, disability or retirement, in which case vesting will take place upon the occurrence of such event).  The primary purpose of the grant of restricted stock is to motivate the executive to remain employed in his or her position over the longer term.  In addition, providing a stock, rather than cash-based award more closely aligns the interests of the Company’s executives with those of its shareholders.  Dividends on the restricted stock accrue over the three-year vesting period and are paid in cash immediately upon full vesting.

Performance Share Units

The Committee has structured the performance share unit component of the long term incentive program to motivate senior management of the Company to meet specific financial targets measured over a one-year period.  The targets selected are those which the Committee determines are likely to impact positively the longer-term financial performance of the Company and support the creation of shareholder value.  Given that the Company serves customers in over 12 end user markets in over 30 countries, which makes long-term forecasting extremely difficult, the Committee has selected a one-year rather than a multi-year measurement period in order to establish financial goals for the performance shares consistent with the relevant market conditions and business issues that the Company faces in the near term and that at the same time will have a direct impact on the Company’s long-term financial performance.

Performance share unit awards are granted on an annual basis, following the establishment by the Committee of specific financial targets used in determining if and how many shares will actually be earned by its executives.  The number of shares earned under any grant is determined at the end of a one-year measurement period by evaluating the performance of the Company against the financial targets set by the Committee.  Shares earned are then issued in three equal annual increments, with the first occurring at the time of Committee certification of the number of shares earned following the end of the one-year measurement period, and the second and third occurring on the first and second anniversaries of that date.  Executives will receive a particular installment only if they continue to be employed by the Company on the applicable anniversary date of the date on which the shares were earned, except that in the event of retirement or death, a pro rata portion of the installment will be made.  Thus, in addition to motivating executives to achieve specified financial goals that contribute to longer-term success, the performance share units also serve a retention purpose.

The performance metrics selected by the Committee were chosen after examination of which measures allowed for under the 2008 Long Term Incentive Plan correlated most closely with the creation of shareholder value and were consistent with the execution of the Company’s long term strategy.  The 2008 Long Term Incentive Plan allows for the use of one or more of the following or related measures – sales; reported earnings; earnings per share; earnings from continuing operations; earnings either before or after specific items set forth in the Company’s income statement, such as interest, taxes and/or depreciation; cash flow; return on equity, capital and/or operating assets and/or investment; gross or net profit margin; and working capital.

For fiscal year 2011, the Committee established two performance goals:

(1)

EBITDA (earnings before interest, taxes, depreciation and amortization); and

(2)

Average Return on Operating Assets (determined by averaging return on operating assets at the beginning and end of the fiscal year).

The Committee selected EBITDA because of its direct correlation to profitability and cash flow, which are critical to the Company’s ability to complete acquisitions, invest in its core businesses, continue to return cash to shareholders in the form of dividends and improve overall liquidity.  The Committee selected average return on operating assets as a second performance measure, because it provides a means of determining whether the Company has invested the earnings of the business so as to best optimize the Company's return on assets.  The Committee also gave EBITDA twice the weighting of average return on operating assets, due to the importance of liquidity to the Company’s longer-term success.

The number of performance share units granted to an executive will be converted to stock of the Company at the end of the performance period on a one-for-one basis, if the performance targets are met.  If actual performance is higher or lower than the target, the conversion rate will range from zero if threshold performance is not met to 50% of the target award if threshold performance is met, to double the target, if the superior performance level is achieved.  In no event will any shares of stock be delivered if the targets do not reach the threshold level set by the Committee, nor will a greater number of shares than the maximum be delivered if the “superior” performance target is exceeded.  For the fiscal 2011 performance period, the threshold, target and superior performance goals for each of the two performance measures were set at significantly higher levels than for fiscal 2010, reflecting the Committee’s belief that despite a 2010 performance which exceeded expectations, a payout at the “superior” level should only be made if significant further improvements in performance were achieved in fiscal 2011.  The target performance goal for average return on operating assets was set at a higher level than has ever been achieved by the Company.

For the fiscal 2011 performance period, the threshold, target and superior performance goals for each of the two performance measures were as set out below.

Goal	Weighting	Threshold	Target	Superior
EBITDA	66 2/3%	$57.3 M	$63.3 M	$67.3 M
Average Return on Operating Assets	33 1/3%	28.5%	31.1%	32.0%

Results for 2011

The improvement in financial performance made by the Company in fiscal 2011 resulted in EBITDA of $66.6 million and return on operating assets of 32.7%, the highest level ever recorded by the Company.  After excluding the effects of a sale of property in Europe and business acquisitions made during the year (the Committee has reserved the same right to adjust the financial results for performance share unit purposes as it reserved for bonus determination purposes – see the discussion in this Compensation Discussion and Analysis under “Annual Incentive Bonus – Determination of Annual Incentive Bonus”), the results for these two metrics for purposes of determining the number of shares of stock earned by executives under the performance share unit component were:  EBITDA - $63.5 million, and Average Return on Operating Assets – 31.8%. Both of these results exceeded the “target” performance levels set by the Committee as shown on the chart on the previous page, but were lower than the “superior” performance targets.  Based on the results, shares equal to 129.25% of the “target” performance share units awarded to each executive will be delivered.  Delivery will be made in three equal annual installments, with the first made on the date on which the Committee “certifies” the results under the plan (which it did on August 25, 2011), and the remaining two installments made on the anniversary dates thereafter, provided that the executive remains employed by the Company on those dates.  The Committee has reviewed the Company’s business strategy for fiscal 2012 and beyond, and the performance metrics to be used for grants of performance share units for fiscal 2012, and has determined that the same two performance metrics as were used for fiscal 2011 remain appropriate for fiscal 2012, in the same two-thirds to one-third ratio.

Perquisites and Other Benefits

We provide a limited number of perquisites to certain named executives, including Mr. Fix, designed to be competitive and assist in the attraction and retention of highly qualified executives and also to facilitate the performance of the executive's responsibilities.  The perquisites consist of a car allowance, and reimbursement of the cost of automobile operating expenses, including the cost of gasoline, auto insurance, and repairs.  Mr. Fix is reimbursed for tax return preparation and counseling.  We own no aircraft, nor do the executives fly on private aircraft for business purposes.  We do not provide any country club or other club memberships to our executives, nor do we provide executive physical examinations.  No gross ups are provided for any attributed income relating to perquisites received by the executives.

Executives participate in the same employee benefit plans and arrangements as do nearly all salaried employees.  Such plans and arrangements include a defined benefit pension plan (which has been frozen since December 31, 2007), a 401(k) plan with a Company match of up to 4% of an employee’s base salary up to the IRS compensation limit and additional Company contributions equal to a percentage of an employee’s base salary, with the exact percentage based in part on the employee’s age (these additional contributions are designed to make employees at least partially whole for the inability to accrue additional benefits under the frozen defined benefit pension plan).  In addition, we provide medical, dental, life insurance and long-term disability arrangements that are similar to those provided by similarly-situated companies, and which provide for cost sharing between employees and the Company.

We have a supplemental defined benefit pension plan to provide unfunded, non-qualified pension benefits to executives whose compensation exceeds the maximum permitted by the IRS to be taken into account under a tax-qualified deferred benefit pension plan ($245,000 in 2011).  That plan was also frozen effective December 31, 2007.  Because of their compensation levels, most employees will not qualify for benefits under this plan.  The total pension to be received from both the tax-qualified and non-qualified defined benefit plans is determined under a formula that is the same for all plan participants, including all of the named executives.

As part of the freezing of accruals under the defined benefit pension plan, we established, as of January 1, 2008, a non-qualified deferred compensation plan designed to meet two goals.  First, it will allow participants whose compensation exceeds the IRS limits permitted to be taken into account under a tax-qualified 401(k) plan ($245,000 in 2011) to make tax-deferred contributions and receive Company matching contributions as if the non-discrimination limitations which apply to tax-qualified 401(k) plans did not exist.  The percentage of an employee’s compensation which will be matched under the non-qualified deferred compensation plan is the same as the percentage of compensation which will be matched under the tax-qualified 401(k) plan.  In addition, employees eligible to participate in the non-qualified deferred compensation plan because their base salary and annual incentive compensation exceeds the IRS limit described previously ($245,000 in 2011) may defer additional amounts of their base salaries and annual incentive bonuses under the plan.  In no event, however, can the total amount deferred in any one year exceed 50% of base salary and 100% of the annual bonus paid under the plan.  The purpose of these changes is to allow individuals to partially make up from the Company’s defined contribution plan the loss of future accruals under the frozen defined benefit plans.

Employment Agreements

We have entered into employment agreements with each of the named executives.  Under those agreements, the executives shall be employed for a three-year period in the case of Mr. Fix, and one year in the case of the other named executives.  The length of the agreements is based upon the Committee’s assessment of appropriate terms to attract and retain qualified executive talent, and of what is appropriate to maintain internal equity among executives.  The agreement for Mr. Fix will continue in effect through December 31, 2012, and will renew automatically for additional three-year periods, except that either party may give 30 days’ notice of its desire to terminate the agreement.  The agreements for the other named executives have one-year terms, and will renew automatically for successive one-year periods, except that either party may give 30 days’ notice of its desire to terminate the agreement.  In the event of involuntary termination for a reason other than death or material breach of the agreement, Mr. Fix will receive base salary continuation for two years, and the other named executives will receive base salary continuation for one year.  A detailed description of additional terms of the agreements can be found under “Certain Post-Termination Payments and Employment Agreements” on page 34 of this proxy statement.

Each agreement contains a non-compete provision which precludes the executive from competing against the Company for two years after the agreement is terminated, regardless of the reason for the termination.  The agreements also contain a “non-poaching” provision, which restricts the ability of an executive who takes a position outside the Company to hire employees of the Company.  Such provisions are considered by the Committee to be a benefit to the Company, because they insure that those who know the most about the Company, its businesses, its employees, and the markets that the Company serves cannot use that knowledge to adversely impact the Company after their employment ends.

In the event of a change in control of the Company, the agreements further provide for the payment of severance and other benefits in the event the executive's employment is terminated, or the executive resigns for certain specified good reasons, including a significant diminishing of his or her job duties or reporting relationship, or a diminution in base salary or incentive compensation opportunity, in either case following a change in control.  Upon such a termination or resignation, severance for Messrs. Fix and DeByle will be based upon three additional years of salary and bonus, while the amount for Messrs. Abbott and Mettling and Ms. Rosen will be based upon one additional year.  The amount of bonus used to calculate the lump sum payment is the higher of the executive’s “target” bonus for the year in which the change in control occurs or the most recent annual bonus paid to him or her.  The amounts reflect the determination of the Committee at the time the agreements were entered into of what was appropriate to insure that executives involved in negotiating and completing any change in control transaction will act in the best interest of shareholders, without regard to the personal dislocation that they would likely face as a result of the transaction.  These amounts are paid only upon termination or resignation for specified good reasons following a change in control and not upon the change in control itself.  Such a “double trigger” provision, requiring both a change in control and a subsequent termination or resignation for the executive to be entitled to the amounts paid under the agreement, has been determined to be appropriate by the Committee.  The Committee sees no reason for the change in control event itself to trigger any right to additional compensation or benefits, if the executive’s employment status is not significantly impacted by the change in control.

Tax and Accounting Aspects of Compensation

The tax deductibility by a corporation of compensation in excess of $1 million paid to the named executives is limited by Section 162(m) of the Internal Revenue Code.  "Performance-based" compensation, as defined in the Code, may be excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals set out in writing within 90 days after the beginning of the plan year to which the goals apply, and if the compensation is paid under a plan approved by shareholders.  The Company's 2008 Long Term Incentive Plan was approved by shareholders at the Company’s 2008 Annual Meeting of Shareholders.

The Company does not have a specific policy regarding compliance with Section 162(m), and the Committee may choose to forego the deductions on occasion if it determines such action to be in the best business interest of the Company.  Notwithstanding the absence of a specific policy, the Committee’s intent in fiscal 2011 was to structure the executive compensation program so that all compensation would be deductible, except to the extent that the combined total of base compensation, the value of perquisites and the grant date value of restricted stock issued under the 2008 Long-Term Incentive Plan exceeds $1 million.

Clawback Provision

The 2008 Long Term Incentive Plan, as adopted by the Board of Directors and approved by shareholders, contains a provision which authorizes the Board of Directors to recover excess annual and long-term incentive compensation paid under the Plan to the Chief Executive Officer, Chief Financial Officer, or any other executive, in the event that the Company’s financial results for any reporting period require restatement downward due to misconduct, as determined by the Board of Directors, on the part of any such executives.

Stock Ownership Guidelines

The Committee has adopted stock ownership guidelines for the named executives, out of a belief that those individuals should have at least a minimum level of stock ownership to align their interests with those of the Company’s shareholders.  Under the guidelines, Mr. Fix is required to own stock equal to at least three times his base salary, and the other named executives will be required to own stock equal to at least 1.5 times their base salaries.  Stock owned outright and unvested restricted stock are considered owned by the executive.  To determine whether the guidelines are met, shares owned will have a deemed value determined from time to time by the Committee.  No shares acquired through grants of restricted stock, restricted stock units, or stock acquired through performance share units may be sold or otherwise disposed of unless the guidelines continue to be met after the sale, or until the executive reaches 60 years of age, except to pay taxes arising in connection with the receipt of the stock.  The Committee monitors compliance with the stock ownership requirements on an ongoing basis, and the named executives are presently in compliance with the requirements.

Risk Considerations in Compensation Programs

In July 2011, the Committee reviewed the Company’s compensation policies and practices to assess whether they contain incentives that can lead to excessive or inappropriate risk taking by employees.  The Company had previously conducted such a review in July 2010.  The Committee was assisted in its review by counsel for the Company, and materials providing guidance on the issue were provided to the Committee members in advance of the review.  Following that review, the Committee has concluded that the Company’s compensation programs, when considered both separately and taken as whole, are not reasonably likely to have a material adverse effect on the Company.  The principal factors that led to this conclusion are as follows:

•

The annual incentive compensation achievable by an executive is capped at 200% of the executive’s target bonus, thus reducing any incentive to generate an inordinately high level of performance in any one year at the expense of future performance.

•

Executives are required to use at least twenty (20%) percent of their annual incentive compensation to acquire restricted stock units, which vest and become payable in stock three years after the date the annual incentive compensation is paid.

•

Long-term incentive compensation is paid entirely in shares of stock.  Restricted stock granted under the plan requires that an employee remain employed for three years before the stock vests.  Shares paid pursuant to the award of performance share units are paid in three annual installments, and are paid only if the executive continues to be employed by the Company at the time an installment of shares is to be delivered.

•

The long-term incentive plan is based solely on total corporate, rather than business unit performance, which motivates business unit heads to focus on total corporate performance, and not just the performance of their own business units.  In addition, the performance measures used to determine the amount of any long-term incentive payment differ from those used to determine the amount of any annual incentive bonus, thus reducing the ability of an executive to engage in conduct designed to inflate his or her incentive compensation payout.

•

The Board of Directors is empowered to “claw back” the portion of any annual or long-term incentive compensation paid to any executive, which is attributable to financial results that must be restated, or to other fraud or misconduct on the part of the executive.

•

The absence of any guaranteed bonuses or large equity grants that are not specifically tied to corporate performance.

•

Executives are subject to stock ownership requirements, which require that they maintain ownership of a specified amount of Company stock during the course of their employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Charles H. Cannon, Jr., Chairman

Daniel B. Hogan

H. Nicholas Muller, III

COMPENSATION TABLES AND NARRATIVE DISCUSSION

The following pages include information pertaining to executive compensation for the fiscal year ending June 30, 2011.  Whenever used in this section of this Proxy Statement, “FY” shall mean “fiscal year.”

2011 SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the Company's chief executive officer, chief financial officer, and three other individuals who served as the most highly compensated executive officers of the Company (the "named executive officers") during the fiscal years ending June 30, 2011, June 30, 2010 and June 30, 2009.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($) (3)	Change In Pension Value and Non-Qualified Deferred Compen- sation Earnings ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Roger L. Fix	2011	731,298	0	1,196,977	680,156	58,202	212,055	2,878,678
President/CEO	2010	717,800	0	1,122,429	553,155	196,529	91,050	2,680,963
	2009	711,725	0	897,369	0	19,955	293,038	1,922,087

Thomas D. DeByle	2011	325,124	0	391,911	133,403	0	34,939	885,377
Vice President/CFO/	2010	310,500	0	521,333	106,347	0	24,333	962,513
Treasurer	2009	307,875	0	217,899	0	0	17,582	543,356

Deborah A. Rosen	2011	298,188	0	218,202	169,200	62,905	62,192	810,687
Vice President/CLO	2010	292,750	0	209,214	160,427	216,553	42,631	921,575
	2009	290,275	0	159,324	0	9,851	86,206	545,656

John Abbott	2011	343,775	0	361,481	130,280	4,434	67,372	907,342
Group Vice President	2010	337,400	0	523,782	205,018	16,526	27,949	1,110,675
Food Service Equip-	2009	334,550	0	285,846	0	540	69,854	690,790
ment Group

James L. Mettling	2011	226,550	0	81,971	80,592	48,097	46,174	483,394
Vice President/	2010	216,200	0	75,667	71,087	132,371	20,096	515,421
Human Resources	2009	214,375	0	53,889	0	23,015	51,765	343,044

____________________________________________

Footnotes to Summary Compensation Table

(1)

Since the payment of each executive's annual non-equity incentive bonus is dependent on meeting or exceeding certain targets and performance criteria, all annual non-equity cash incentive payments are reported under the column headed "Non-Equity Incentive Plan Compensation."

(2)

This column represents the aggregate grant date fair value of three separate awards:  (a) restricted stock units (“RSUs”) purchased with the portion of the executive’s annual incentive bonus which the executive elects to use to purchase RSUs under the terms of the Management Stock Purchase Plan (“MSPP”); (b) shares of time-based restricted stock, and (c) performance share units (“PSUs”).

With respect to (a) above, the MSPP requires that prior to the beginning of the fiscal year in which the annual incentive bonus is earned, executives must elect to use at least 20% (and may elect up to 50%) of their annual incentive bonuses to purchase RSUs.  For FY 2011, Mr. Fix elected to use 25% of his bonus to purchase RSUs,  Mr. DeByle elected 50%, and Messrs. Abbott and Mettling and Ms. Rosen elected 20%.  Under the MSPP, RSUs will be purchased at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year in which the bonus was earned or the date on which the cash portion of the annual incentive bonus is paid, which is generally the 75th day (or the last business day prior to that date) after the end of the fiscal year.  The amounts in this column which are attributable to purchases under the MSPP are computed in accordance with FASB ASC Topic 718, and assume a probable outcome at the “target” performance level with respect to the satisfaction of financial performance measures, and at the maximum fulfillment of the executive’s strategic objectives.  If the “superior” financial performance target had been reached, and if each executive had fulfilled all of his or her strategic objectives, the amounts set forth in the table attributable to MSPP purchases would have been as follows:  FY 2011, Mr. Fix - $415,839; Mr. DeByle - $241,365; Ms. Rosen - $79,778;  Mr. Abbott - $101,186; and Mr. Mettling - $36,702; FY 2010, Mr. Fix - $335,630; Mr. DeByle - $193,579; Ms. Rosen - $73,006; Mr. Abbott - $92,554; and Mr. Mettling - $37,349.  The Committee exercised its discretion to cancel annual incentive awards for FY 2009, due to recessionary economic conditions.

With respect to the awards of time-based restricted stock noted in (b) above, the column includes the grant date fair value of such awards for FY 2011, FY 2010 and FY 2009, respectively.  Grant date fair value is calculated by multiplying the number of shares of stock awarded times the closing price of the company’s stock on the date awarded, in accordance with FASB ASC Topic 718.  The dollar amounts in this column specifically attributable to grants of time-based restricted stock are set forth in the Grants of Plan-Based Awards table on page 27 of this proxy statement.

With respect to the awards of PSUs noted in (c) above, the column includes the grant date fair value of such awards for FY 2011, FY 2010 and FY 2009, respectively.  Grant date fair value is calculated by multiplying the number of PSUs awarded times the closing price of the Company stock on the date of the award, in accordance with FASB ASC Topic 718.  The 2009 award values are recalculated from amounts shown in the proxy statement for that year, due to a change in SEC disclosure requirements.  In determining the grant date fair value of the PSUs, a probable outcome at the “target” performance level is assumed.  PSU payouts can range from zero to a maximum of 200% of target performance.  For FY 2011, payouts equal to 129.25% of target performance were earned.  In FY 2010, the superior performance target was achieved, so a maximum payout was earned.  In FY09, no payout was earned, as the minimum performance target was not met.  The maximum PSU payouts for each of the past three fiscal years, determined as of the date on which the PSUs were granted, assuming achievement of the “superior” performance target, are as follows:  for FY 2011, Mr. Fix - $1,232,473;  Mr. DeByle - $277,182; Ms. Rosen - $198,021; Mr. Abbott - $325,820; and Mr. Mettling - $69,014;  for FY 2010, Mr. Fix - $1,204,050; Mr. DeByle - $261,750; Ms. Rosen - $191,950; Mr. Abbott - $345,510; and Mr. Mettling - $66,310; and for FY 2009, Mr. Fix - $1,204,302; Mr. DeByle - $262,416; Ms. Rosen - $192,126; Mr. Abbott - $342,078; and Mr. Mettling - $65,604.  The dollar amounts in this column specifically attributable to grants of PSUs are set forth in the Grants of Plan-Based Awards table on page 27 of this proxy statement.

Assumptions used in the calculation of the above amounts are disclosed in the Stock Based Compensation and Purchase Plans Note to the Company’s audited financial statements for fiscal year end June 30, 2011, included in the Company's Annual Report on Form 10-K, filed with the SEC on September 8, 2011, except that the fair value of RSUs purchased under the MSPP for FY2011 is based upon the following assumptions: risk-free interest rates, .25%; expected volatility of underlying stock, 63.18%; and expected quarterly dividends per share, $0.06.

(3)

The amount shown in this column represents the portion of each executive’s annual incentive bonus which was paid in cash.  The amount of the executive’s target annual incentive bonus which is used to purchase RSUs under the MSPP is disclosed in the Stock Awards column.  The Stock Awards and Non-Equity Incentive Plan columns for 2010 have been revised to reflect the bifurcation of the bonus into cash and stock portions.

(4)

The amount shown is the aggregate change in the actuarial present value of each named executive’s accumulated benefit under the Company’s defined benefit plans (including supplemental plans) from July 1, 2010 to June 30, 2011 (see Pension Benefits on page 33 for a complete discussion of the Company’s defined benefit plans).  Mr. DeByle does not participate in the pension plan, as he began employment with the Company subsequent to the December 31, 2007 freezing of the pension.

(5)

Included in this column are (i) accrued dividends that were paid during the fiscal year on previously awarded restricted stock (including RSUs acquired through the MSPP) that vested during the fiscal year.  Such dividends accrued during the three-year vesting period and were not factored into the grant date fair value reported in the Stock Awards column of the table.  The dividend totals for each named executive are as follows:  Mr. Fix, $32,758; Mr. DeByle, $3,200; Ms. Rosen, $6,509; Mr. Abbott, $10,838; and Mr. Mettling, $2,081.  Further shown are (ii) the contribution made by the Company to each named executive’s 401(k) and non-qualified defined contribution plan accounts, which was $154,176 for Mr. Fix; $15,494 for Mr. DeByle; $13,350 for Ms. Rosen; $48,004 for Mr. Abbott; and $37,729 for Mr. Mettling.  Also shown is (iii) the dollar value of life insurance premiums paid by the Company during the year for the benefit of each named executive, which was $9,795 for Mr. Fix; $3,010 for Mr. DeByle; $6,500 for Ms. Rosen; $4,156 for Mr. Abbott; and $5,264 for Mr. Mettling.  Also included are (iv) perquisites provided to each named executive.  The only perquisite that exceeded $10,000 was an automobile allowance of $13,255 for Mr. DeByle.  No other perquisites exceeding $10,000 were provided to any named executive.  None of the perquisites provided to any named executive exceed the greater of $25,000 or 10% of the aggregate value of all perquisites received by a named executive.

2011 GRANTS OF PLAN-BASED AWARDS

The following table shows information concerning grants of plan-based awards made during fiscal 2011 to the named executives, all of which are made pursuant to the Company’s shareholder-approved 2008 Long Term Incentive Plan.  A more detailed description of the awards is set forth in the narrative disclosure which follows the table and the footnotes to the table.

Name	Grant Date	Date of Compen- sation Committee Action (1)							All Other Stock Awards # of Shares	Fair Value Of Stock Awards (4)
			Possible Payouts			Estimated Possible Payouts
			Under Non-Equity			Under Equity Incentive Plan
			Incentive Plan Awards			Awards (in shares except
			(in dollars) (2)			where dollars are shown) (3)
			Minimum	Target	Superior	Threshold	Target	Superior
Roger L. Fix	8/30/10		$0	$469,072	$703,608	$ 0	$156,358	$234,537
	8/30/10					13,117	26,234	52,468		$616,237
	8/30/10								12,921	$303,514

Thomas D.	8/30/10		$0	$90,750	$136,125	$ 0	$90,750	$136,125
DeByle	8/30/10					2,950	5,900	11,800		$138,591
	8/30/10								3,934	$92,410

Deborah A.	8/30/10		$0	$120,000	$180,000	$ 0	$30,000	$45,000
Rosen	8/30/10					2,108	4,215	8,430		$ 99,010
	8/30/10								2,810	$66,007

John Abbott	8/30/10		$0	$152,196	$228,294	$ 0	$38,049	$57,073
	8/30/10					3,755	7,510	15,020		$176,410
	8/30/10								5,007	$117,614

James L.	8/30/10		$0	$55,200	$82,800	$ 0	$13,800	$20,700
Mettling	8/30/10					735	1,469	2,938		$ 34,507
	8/30/10								979	$27,997

__________________________________

Footnotes to 2011 Grants of Plan-Based Awards Table

(1)

The date of the Compensation Committee action was the same as the date of grant for all plan-based awards.

(2)

The amounts set forth below with respect to this award represent the percentage of the executive’s annual incentive bonus which he or she has elected to receive in cash.

(3)

The dollar amounts set forth below represent the percentage of the annual incentive bonus which he or she has elected to receive in RSUs under the MSPP.  The share amounts represent the shares of common stock which could be earned pursuant to PSUs awarded to the executive.

(4)

The amounts set forth in this column represent the grant date fair value determined in accordance with FASB ASC Topic 718.  In determining the fair value of possible future payouts under the equity incentive plan awards, it was assumed that the “target” performance was achieved.

Possible Payouts Under Non-Equity Incentive Plan Awards

The amounts set forth under this heading are the amounts of annual incentive bonus that would be paid out in cash to each of the named executives for fiscal 2011 if the minimum, target and superior financial performance targets established in the Balanced Performance Plan (BPP) applicable to each named executive were met, and the executive fulfilled all of his or her strategic objectives.  A more detailed description of those targets is contained under the section of the Compensation Discussion and Analysis headed “Annual Incentive Bonus” on page 13 of this proxy statement.  The target bonus payout (including both the portion paid in cash and the portion paid in RSUs under the MSPP--see the discussion below under “Estimated Possible Payouts – Equity Incentive Plan”) for Mr. Fix represents 85% of his base salary, while the target bonus payout for Messrs. Abbott and DeByle is 55% of base salary.  For Ms. Rosen, the target bonus is 50% of base salary, and for Mr. Mettling, it is 30% of base salary.  No bonus attributable to the financial performance goals will be paid unless a threshold performance target established by the Compensation Committee for a particular goal is met.  If that occurs, 50% of the target bonus amount attributable to that goal (which is the percentage of the target bonus equal to the weighting given to that goal--see the discussion under “Annual Incentive Bonus” on page 13 of this proxy statement) will be paid.  A bonus could be paid based upon success in meeting one or more of the strategic objectives, notwithstanding that none of the threshold financial performance targets are achieved.

Estimated Possible Payouts-Equity Incentive Plan

The amounts set forth under this heading show two separate non-equity incentive awards.  First, the dollar amount of an executive’s annual incentive bonus that will be used to purchase restricted stock units (“RSUs”) under the Management Stock Purchase Plan (“MSPP”) component of the annual incentive bonus plan, depending upon the extent to which the financial performance criteria established by the Committee are met, is disclosed.   The three amounts set forth are based on the assumption that (i) minimum performance criteria are not met, (ii) “target” performance is reached, and (iii) the “superior” performance target is achieved.  The RSUs purchased with the applicable dollar amounts will be bought at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year for which the bonus is earned or the date on which the shares are purchased, which is generally the 75th day after the last day of such fiscal year (or the last business day prior to such date).  Delivery to the executives of shares converted from the RSUs on a one for one basis will occur three years after the date of purchase, unless the executive dies, becomes disabled or retires prior to the end of the three-year period, in which case the RSUs will immediately vest and be paid in shares of stock.  Dividends on the RSUs, which are payable at the same rate as for all issued and outstanding stock of the Company, will accrue and be paid to the executives upon vesting.

Second, the amount set forth under this heading shows the number of shares of Company stock that will be delivered to the named executives if the Company's performance goals established under the performance share unit (PSU) component of the Long Term Incentive Plan reach specified threshold, target and superior performance levels at the end of the performance period which began on July 1, 2010 and ends on June 30, 2011.  The levels are disclosed in the subsection of the Compensation Discussion and Analysis headed “Performance Share Units” under the section headed “Long Term Incentive Plan” on page 19 of this proxy statement.  No shares will be delivered unless the threshold performance level is reached.  Similarly, in no event will a greater number of shares than the number shown for attaining the superior performance level be delivered, even if actual performance exceeds that level.  Shares earned under the awards will be paid in three equal annual installments, with the first installment paid as of the date when the Compensation Committee certifies the extent to which the performance goals were met for the performance period, and the remaining two installments paid as of the next two anniversary dates.  Executives who are not employed by the Company at the time when shares are earned (or the anniversary date thereafter, where applicable) shall forfeit their right to those shares.

The number of shares to be delivered pursuant to the PSU awards if target performance is met, plus the number of shares of time-based restricted stock awarded to the named executives (see the “All Other Stock Awards” subsection below) on the same date (awards of both were made on the day they are approved by the Compensation Committee), have a grant date fair value, based upon the closing stock price on the date the awards were made, of 125% of base salary for Mr. Fix, 85% for Mr. Abbott, 70% for Mr. DeByle, 55% for Ms. Rosen, and 25% for Mr. Mettling.

All Other Stock Awards

The amounts set forth under this heading disclose shares of time-based restricted stock awarded to the named executives under the long-term incentive program.  These shares will vest three years from the date of the award.  During the three-year period, executives shall have voting rights and shall accrue dividends on the shares, which shall be paid in cash at the end of the three-year period.  Executives will forfeit the right to receive the shares if their employment terminates prior to the end of the three-year period, unless termination is the result of death, disability or retirement, in which case all restricted stock awarded to the executive will immediately vest as of the date of such occurrence.  The grant date fair value of these shares is the closing price of the Company’s stock on the date when they are granted times the number of shares granted.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2011 to the named executive officers.  The Company has not awarded stock options since fiscal year 2003, and there are no outstanding option awards to report.

	Stock Awards
Name	Number of Shares or Units of Stock that have Not Vested (#)(1)	Market Value of Shares or Units that have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other rights that have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other rights that have Not Vested ($) (4)
Roger L. Fix (5)	110,760	$3,022,908	10,196	$78,179
Thomas D. DeByle	34,741	$959,153	5,918	$45,375
Deborah A. Rosen	21,432	$575,946	1,956	$15,000
John Abbott	46,337	$1,247,636	2,481	$19,025
James L. Mettling	8,380	$211,812	900	$6,900

__________________________

(1)    The following table sets forth the vesting dates for the unvested shares awarded to each named executive:

	Roger L. Fix	Thomas D. DeByle	Deborah A. Rosen	John Abbott	James L. Mettling
8/26/11(a)	12,600	3,700	2,700	4,900	900
9/12/11(b)	12,192	0	2,652	7,856	1,762
9/25/11(c)	0	3,000	0	3,000	0
6/30/12(d)	11,303	2,542	1,816	3,236	633
6/30/12(e)	23,000	5,000	3,667	6,600	1,267
9/02/12(f)	17,000	5,000	3,700	6,600	1,200
9/25/12(c)	0	3,000	0	3,000	0
6/30/13(d)	11,301	2,542	1,816	3,235	633
8/30/13(g)	12,921	3,934	2,810	5,007	979
9/10/13(h)	10,443	6,023	2,271	2,903	1,006
TOTAL	110,760	34,741	21,432	46,337	8,380

(a)

These are shares of restricted stock granted to the executives on August 26, 2008.

(b)

These amounts represent RSUs that were purchased by executives with the portion of their annual incentive bonuses for fiscal year 2008 which they elected to use to purchase RSUs under the MSPP.  The RSUs were purchased on September 12, 2008, when the cash portion of the fiscal 2008 bonus was paid.

(c)

These are shares of restricted stock granted to the executives on September 25, 2009.  At that time, grants of 9,000 shares of restricted stock were made, which were to vest in three separate equal increments on the next three anniversary dates of the grant date.

(d)

These shares were earned pursuant to a PSU award made on August 30, 2010.  The PSUs are converted into shares of common stock, the number of which depends upon the extent to which financial performance for the fiscal year ended June 30, 2011 met targets set by the Compensation Committee on August 30, 2010.  The shares earned as of the end of the performance period vest in three installments, the first on the last day of the performance period, and the second two on the first and second anniversary dates thereafter.

(e)

These shares were earned pursuant to a PSU award made on September 2, 2009. The PSUs are converted into shares of common stock, the number of which depends upon the extent to which financial performance for the fiscal year ended June 30, 2010 met targets set by the Compensation Committee on September 2, 2009.  The shares earned as of the end of the performance period vest in three installments, the first on the last day of the performance period, and the second two on the first and second anniversary dates thereafter.

(f)

These are shares of restricted stock granted to the executives on September 2, 2009.

(g)

These are shares of restricted stock granted to the executives on August 30, 2010.

(h)

These amounts represent RSUs that were purchased by executives with the portion of their annual incentive bonuses for fiscal year 2010 which they elected to use to purchase RSUs under the MSPP.  The RSUs were purchased on September 10, 2010, when the cash portion of the fiscal 2010 bonus was paid.

(2)

The value shown in this column is calculated by multiplying each named executive's aggregate shares as shown in the immediately preceding column by the closing price of the Company's stock on June 30, 2011 ($30.67), reduced by the amount paid pursuant to the MSPP for RSUs purchased using a portion of the executive’s annual incentive bonuses for fiscal years 2008 and 2010.  (See footnotes (b) and (h) to the table set forth above under footnote (1)).

(3)

In accordance with SEC regulations, the number shown in this column represents the number of RSUs that would be earned by each executive under the MSPP for FY 2011 if the “superior” financial performance target under the annual incentive bonus plan was met, and if the executive fulfilled all of his or her strategic objectives.  The number of shares is determined using 75% of  the closing price of the Company’s stock on the last day of fiscal 2011 ($30.67).  The annual incentive bonus actually earned by each executive is determined after the end of the fiscal year, when the Compensation Committee determines the extent to which the financial performance targets were met and the extent to which each executive met his or her strategic objectives.  Once the annual incentive bonus is determined, RSUs are purchased with the percentage of such bonus that each executive elected prior to the beginning of the fiscal year to use to purchase stock under the MSPP.  The shares are purchased at a 25% discount from the lower of the closing stock price on the last day of the fiscal year or the date on which the shares are purchased (which is generally the 75th day following the last day of the fiscal year, or the last business day prior to the 75th day).  The actual number of shares purchased will be reflected in the table for the next fiscal year.

(4)

The value shown in this column is calculated by multiplying each executive’s aggregate shares as shown in the immediately preceding column by the closing price of the Company’s stock on June 30, 2011 ($30.67), reduced by the amount paid pursuant to the MSPP for RSUs purchased using a portion of the executive’s annual incentive bonus for fiscal year 2011.

(5)

In addition to the shares disclosed for Mr. Fix in this table, he has 25,000 restricted stock units which have vested, but the receipt of which he deferred at the time they were awarded to him until after his employment terminates.  Payment will be made as soon after his termination as is permitted under Section 409A of the Internal Revenue Code.

The following table contains information regarding each named executive officer’s participation in the company’s Deferred Compensation Plan (the “Plan”).  A description of the Plan and its material features follows the table.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In FY 2011 ($) (1)	Registrant Contributions In FY 2011 ($) (2)	Aggregate Earnings In FY 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At 6/30/11 ($)
Roger L. Fix	61,192	141,947	121,939	0	581,773
Thomas D. DeByle	0	2,830	1,601	0	10,200
Deborah A. Rosen	0	32,424	20,004	0	110,993
John Abbott	42,096	35,782	37,390	0	209,862
James L. Mettling	3,175	25,254	2,399	0	63,612

__________________________

(1)

The amount shown in this column is included in the amount shown in the Summary Compensation Table in the column captioned “Salary.”

(2)

The amount shown in this column is included in footnote (5)(ii) to the Summary Compensation Table and is included in the column of that table captioned “All Other Compensation.”

STANDEX DEFERRED COMPENSATION PLAN

Effective January 1, 2008, the Retirement Plans Committee of our Board of Directors formally adopted the Standex Deferred Compensation Plan (the “Plan”).  The Plan was adopted in conjunction with the freezing on December 31, 2007 of the Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan which is designed to provide pension benefits based on compensation in excess of the compensation limit, such that a participant will be entitled to a total pension calculated in accordance with the formulas contained in the Standex Retirement Plan, without regard to the compensation limit.

The Plan, a “top hat” plan under the regulations of the U.S. Department of Labor, is an unfunded plan maintained for the purpose of permitting a “select group of management or highly compensated employees,” as defined in the Employee Retirement Income Security Act of 1974, to defer up to 50 percent of their base salaries and 100 percent of their annual bonuses, except that no portion of their compensation up to the compensation limit under Section 401(a)(17) (the “compensation limit”) of the Internal Revenue Code (the “Code”) may be deferred under the Plan.  That compensation limit for 2011 is $245,000.  For each Plan Year (January 1 – December 31), the Company shall make a matching contribution on behalf of each participant who defers compensation equal to:

•

100% of the amount the participant elects to defer that does not exceed 3% of the participant’s compensation (total salary plus annual incentive paid during the Plan Year) (“Compensation”) plus

•

50% of the participant’s deferrals that exceed 3% but do not exceed 5% of the participant’s Compensation.

The Company also makes two types of employer contributions to the participant’s account, also in accordance with the formulas contained in the Standex Retirement Savings Plan, without regard to the compensation limit:  a 1% contribution on all earnings in excess of the compensation limit, and an age-based contribution.  The age-based contribution is limited to those who worked at a location offering the Standex Retirement Plan, who were at least age 40 and actively employed on December 31, 2007.  This age-based contribution will be contributed entirely to the Standex Deferred Compensation Plan for a select group of employees due to statutory limitations imposed by nondiscrimination testing requirements.

Age as of 12/31/2010	Contribution as a % of Compensation
Under 40 years	0%
40 - 44	1%
45 – 49	3%
50 – 54	6%
55 and older	7%

Each year by December 31st, participants can elect to defer salary that would otherwise be paid during the next calendar year and to defer any annual incentive payment.  All deferral elections are irrevocable.

Participants shall obtain a return on amounts deferred which equals the investment performance of specific investments selected by participants from an array of investment options offered under the Plan.  The options are substantially similar to those offered under the Company’s Retirement Savings Plan, a 401(k) plan offered to a broad range of salaried employees.  All of the named executives are eligible to participate in the Plan.  Participants are 100% vested in all amounts deferred and in all amounts credited to the participant’s account attributable to Company contributions.

The amounts deferred will not be set aside in separate accounts for each of the participants in the Plan, but the total amounts deferred by all participants will be deposited into a grantor trust established under subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code.  The assets of the grantor trust will be subject to the claims of the Company’s general creditors in the event of the insolvency of the Company, but would not otherwise be available to the Company.

Distribution of all amounts deferred, including investment gains and losses and Company matching contributions, will be made in accordance with the distribution elections made by participants prior to the actual deferral of any compensation.  A participant may elect the timing and form for the payment of benefits, provided that account balances of $10,000 or less will be distributed in a lump sum.  Generally, a participant will receive disbursements of deferred amounts upon termination of service, or at a scheduled in-service withdrawal date chosen by the participant.  Upon termination of service, distributions of a participant’s account may be made in annual, quarterly or monthly installments over a specified number of years or in a single lump sum.  The Plan is intended to comply with Section 409A of the Code.  Under Section 409A, the payment date of deferred compensation will be delayed for six months for any named executive.  Participants are permitted to withdraw amounts deferred for unforeseen emergencies and, if this occurs, the participant’s deferral election for the remainder of the Plan year will be cancelled.  Distributions of the remaining vested balance of each participant’s account shall automatically be paid as a lump sum payment upon the occurrence of a change in control.

STOCK VESTED DURING THE FISCAL YEAR

The following table sets forth certain information with respect to shares of restricted stock, restricted stock units purchased through the Management Stock Purchase Plan (“MSPP”), and stock earned pursuant to the award of performance share units which vested during the fiscal year ended June 30, 2011, with respect to the named executives.

Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($) (1)
Roger L. Fix	54,468	$1,404,985
Thomas D. DeByle	12,542	$376,793
Deborah A. Rosen	9,490	$240,174
John Abbott	19,136	$522,227
James L. Mettling	3,735	$86,678

____________________________

(1)

The value realized represents the fair market value of the Company’s shares on the vesting date except that with respect to those shares which were purchased through the MSPP with a portion of the annual incentive bonuses earned by the executives, the actual dollar amount of the bonuses so used is deducted from the Value Realized on Vesting.

PENSION BENEFITS

The named executive officers, other than Mr. DeByle, are participants in the Standex Retirement Plan and the Standex Supplemental Retirement Plan.  Mr. DeByle first became employed by the Company after January 1, 2008, the date on which the two plans were frozen as to future benefit accruals and new participants.

The Standex Retirement Plan is a tax-qualified defined benefit pension plan which covers the majority of our salaried employees who first became employed by the Company prior to January 1, 2008.  The plan provides a retirement benefit that is determined under a benefit formula.  For all of the named executives, other than Mr. Fix, the formula is 1.35% times years of service times average compensation.  For Mr. Fix, the formula is 3.85% times years of service times average compensation.  Average compensation is equal to a participant’s average monthly compensation during the three consecutive calendar years prior to calendar year 2008 during which the participant’s compensation is the highest.  For this purpose, compensation includes base salary and annual bonus, and compensation in any year is limited by the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($245,000 for 2011).  The normal retirement benefit is payable at age 65 in the form of a single life annuity.  Other forms of payment which may be elected, all of which are actuarially equivalent to the normal retirement benefit, are qualified 50%, 66 2/3% and 100% joint and survivor annuities and a ten-year certain and continuous annuity.  Participants who have at least ten years of service may commence receipt of the pension benefit as early as age 55, in which case their benefit will be reduced by 3% for each year their benefit begins before age 65.  Payments from the Retirement Plan are made from a separate trust, the assets of which may be used only to provide pension benefits to plan participants.

The Standex Supplemental Retirement Plan is a non-qualified plan, which restores the pension benefits which would otherwise have been payable under the Retirement Plan, but for the compensation limits imposed under the Internal Revenue Code.  The benefit formula is the same as that in the Retirement Plan, except that the benefit multiplier is also 1.35% for Mr. Fix.  As a result, the total pension benefit payable from the two plans for Mr. Fix is based on the same formula as for the other named executives.  Benefits under the Supplemental Retirement Plan will be payable as a temporary life annuity for not longer than 10 years or as a temporary joint and 100% survivor annuity for not longer than 10 years.  In addition, the pension benefit will commence beginning as of the later of age 55 or six months after termination of employment.  The pension benefit payable from the Supplemental Retirement Plan is made from the general assets of the Company.

The present value of each participant's accumulated benefits, which is shown in the Pension Benefits Table below, has been calculated using the same assumptions as are used in determining the SFAS 87 pension disclosure, except for an assumption that the pension benefit commences at age 65.  Specifically, the assumption is that 15% of the benefit is payable as a single life annuity and that 85% of the benefit is payable as a joint and 50% survivor annuity, with a female spouse who is three years younger than a male participant if the spouse was male, and a male spouse who is three years older than a female participant.  Also, the present value is determined using a 5.8% discount rate and the RP-2000 Combined Healthy Mortality table, with separate rates for males and females projected ten years with Scale AA as of June 30, 2011, and with no pre-retirement mortality.

Both the Retirement Plan and the Supplemental Retirement Plan were frozen as of December 31, 2007, such that no additional pension benefits will be accrued for service after that date, and no employees who first became employed by the Company after that date will become participants in the Plan.  As of January 1, 2008, the Standex Retirement Savings Plan was enhanced.  A description of the enhancement is set forth under “Standex Deferred Compensation Plan” beginning on page 31 of this proxy statement.

PENSION BENEFITS TABLE

Name	Plan Name	# Years of Benefit Service	Present Value of Accumulated Benefits	Payment During Fiscal 2011

Roger L. Fix	Retirement Plan	7	$431,919	0
	Supplemental Retirement Plan	7	$399,741	0

Deborah A. Rosen	Retirement Plan	23	$463,004	0
	Supplemental Retirement Plan	23	$415,664	0

John Abbott	Retirement Plan	2	$ 33,227	0
	Supplemental Retirement Plan	2	$ 26,228	0

James L. Mettling	Retirement Plan	20	$647,106	0
	Supplemental Retirement Plan	20	$111,642	0

Mr. DeByle joined the Company in March, 2008, after accruals under the above plans had been frozen, and as a result, he is not accruing benefits under those plans.

Certain Post-Termination Payments and Employment Agreements

We have entered into employment agreements with our named executive officers.  The agreement for Mr. Fix provides for continuing employment in his present capacity, or a substantially equivalent position, through December 31, 2012, unless he dies, becomes disabled, or materially breaches the agreement.  Mr. Fix’s agreement shall automatically renew for additional three-year periods unless notice of an intent not to renew is given by either party at least thirty days prior to the end of the initial or any renewal term.  The agreements for the other named executives are one year in duration, and will renew automatically for successive one-year terms, except that either party may give thirty days notice of its desire to terminate the agreement.  The agreements provide for continuation of certain compensation and benefits upon the occurrence of certain specified events during the periods when the agreements are in effect.  Those occurrences, and the compensation and benefits which shall be paid following such events, are described in the paragraphs below.  In addition, the terms of the stock awards made to the executives provide for accelerated vesting of the awards upon termination for certain specified reasons.  Those situations are also described below.

Acceleration of Stock Awards

In the event of the death, long-term disability or retirement of the executive (retirement means termination of employment after reaching age 55 with ten or more years of service, or reaching age 65, regardless of the number of years of service), under the terms of the awards made to the executive, the unvested restricted stock awarded, consisting of time-based restricted stock awarded under the long-term incentive program, and restricted stock units purchased under the Management Stock Purchase Plan (MSPP) with a portion of the executive’s annual incentive bonus, will immediately vest.  The number of unvested shares that would become vested if the executive’s employment terminated due to death, disability or retirement, and the value of such shares as of June 30, 2011, is as follows:

	Number of Unvested Shares	Value on June 30, 2011
Roger L. Fix *	65,156	$1,998,335
Thomas D. DeByle	24,657	$756,230
Deborah A. Rosen	14,133	$433,459
John Abbott	33,266	$1,020,268
James L. Mettling	5,847	$179,327

________________________

*

This table does not include 25,000 restricted stock units granted to Mr. Fix on January 25, 2006, because Mr. Fix is already fully vested in them.  He irrevocably elected to defer receipt of the shares until after the termination of his employment.  If he dies, retires or becomes disabled, he would become entitled to the shares.  Their value as of
June 30, 2011 is $766,750.

In the event of the executive’s voluntary or involuntary termination of employment (for a reason other than death, disability or retirement), the executive shall receive a cash payment with respect to any unvested restricted stock units purchased pursuant to the MSPP, in an amount equal to the lower of the portion of the executive’s annual incentive bonus used to purchase restricted stock units or the market value of the restricted stock units (assuming that each equals one share of stock) purchased with that portion of the executive’s bonus.  For each named executive, the cash amount payable in this situation assuming a termination date of June 30, 2011 would be as follows:  Mr. Fix, $374,101; Mr. DeByle, $106,347; Ms. Rosen, $81,375; Mr. Abbott, $173,504; and Mr. Mettling, $45,203.  These amounts are determined using the value on June 30, 2011 of the shares purchased.

An executive who is granted performance share units and who dies, retires or becomes disabled during the performance period for which any shares are earned will be entitled to a pro rata portion of the first installment of shares the executive would have earned pursuant to the grant, had he or she continued to be employed through the entire performance period, equal to the percentage of the performance period during which he or she was employed.  As an example, an executive who died, became disabled or retired on December 31 would be entitled to 50% of whatever number of shares would have been delivered as a first installment of the number of shares earned as of the end of the performance period.  The shares will be delivered to the executive (or to his or her estate in the event of death) at the same time as such shares would have been delivered had he or she remained employed through the entire performance period.  In such a case, the executive shall not be entitled to the second and third installments, which otherwise would have been delivered on the next two anniversary dates after delivery of the first installment.

In the event of death, retirement or disability during either of the two fiscal years following the performance period for which any shares are earned pursuant to a grant of performance share units, the executive shall be entitled to a pro rata portion of the installment of shares which is scheduled to vest at the end of that year, based on the portion of the year in which the executive remained employed.  Delivery of the shares shall be made at the same time as such shares would have been delivered had the executive been employed at the end of the year.  Installments that would vest at the end of the following fiscal year are forfeited.  Executives shall not be entitled to a pro rata portion of an installment upon voluntary or involuntary termination for a reason other than death, disability or retirement, except following a change in control of the Company.

Employment Agreements – Death, Voluntary Termination or Material Breach

In the event of the executive’s death, voluntary termination of employment, or involuntary termination due to a “material breach” of the agreement, which means 1) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or 2) the willful, deliberate and continuous failure of the executive to perform his or her duties after being properly demanded to do so, the executive shall not be entitled under the employment agreement to any salary or benefits continuation beyond the date of termination.  The same applies to termination of the executive’s employment due to a disability which the Company determines renders him or her unable to perform the services required under the agreement, except that termination for such reason will not be effective until the disability has continued for a period of at least six months, and in the case of Mr. Fix, until six months’ notice of termination is given to him, after the six-month disability period has elapsed.

Employment Agreements – Involuntary Termination

In the event of the involuntary termination of an executive's employment, for a reason other than death, disability, a material breach or following a change in control, the agreements provide that the executive shall continue to receive his or her then current base pay for a period of one year (except that payment shall be made for two years, in the case of Mr. Fix, with the amount which equals twice the compensation limit set forth in section 401(a)(17) of the Internal Revenue Code ($245,000 for 2011) payable over a two-year period, and the remainder payable in a lump sum immediately upon termination).  In addition, medical and dental insurance coverage shall be continued for Mr. Fix for up to one year.  At the base salaries of the named executives as of June 30, 2011, and the cost of continuing medical and dental coverage to Mr. Fix for one year at current costs, the amounts payable to each executive in such circumstances would be as follows:

	Severance Pay	Medical and Dental Coverage
Roger L. Fix	$1,471,600	$ 13,038
Thomas D. DeByle	$330,000	$0
Deborah A. Rosen	$300,000	$0
John Abbott	$345,900	$0
James L. Mettling	$230,000	$0

Employment Agreements – Change in Control

The employment agreements also provide for the making of certain payments to the named executives in the event of the involuntary termination of the executive's employment after a change in control of the Company (which is defined to mean a transaction reportable under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934), or the executive's resignation following a change in control for specified good reasons, including adverse changes in the executive's general area of responsibility or reporting relationship, title or place of employment, or diminution of the executive's base salary, incentive compensation opportunity or benefits.  The compensation and benefits to which Mr. Fix is entitled following such an event are as follows:  (a) immediate lump sum payment equal to three times the sum of (i) current base salary, and (ii) the higher of target annual incentive bonus as of the date immediately prior to the change in control or the annual incentive bonus most recently paid (including the portion used to purchase restricted stock units under the MSPP); (b) immediate 100% vesting in all unvested equity benefits, including all time-based restricted stock (which includes any increase in the value of restricted stock units purchased under the MSPP with a portion of an executive’s annual bonus over the price paid for such units) and performance share units; (c) the crediting of three additional years of benefit service for purposes of calculating the executive's pension under the Company's defined benefit pension plans, with the assumption that the executive's compensation for pension plan calculation purposes for each of those three years is the amount used to determine his or her lump sum under (a) above; (d) continuation at the employer's expense of all life insurance and medical plan benefits for three years, as if the executive was still an employee during the three-year period; and (e) a gross-up of the amount of excise tax for which the executive may be responsible under Sections 280G and 4999 of the Internal Revenue Code, as a result of the receipt of the payments made in (a) through (d) above, as well as reimbursement for the amount of any income tax and other tax-related payments attributable to the excise tax that may be imposed on the executive.  If the employer fails to pay the full gross-up amount within 20 days of timely demand from the executive that it do so, the employer shall be additionally liable for a late fee equal to 75% of the executive's most recent annual base salary.

The compensation and benefits payable to Messrs. Abbott and Mettling and Ms. Rosen under their agreements shall be the same, except that the lump sum severance payment shall be based on one year’s salary and bonus, one year of additional benefit service shall be credited to their service under the pension plans, with the assumption that their compensation for each of those three years is the amount used to determine their lump sum as described under (a) in the paragraph above, medical benefits and life insurance shall be continued for one year, and no excise tax gross-up is provided.  Mr. DeByle’s agreement is the same as those of Messrs. Abbott and Mettling and Ms. Rosen except that it provides for a lump sum severance payment equal to three years’ base salary plus three times the most recent annual bonus paid to him, and he will receive no additional pension credit, because he is not a participant in the Company’s defined benefit pension plans.  No right to an excise tax gross-up is provided in Mr. DeByle’s agreement.

An executive who is eligible to retire and commence receipt of a pension under the Company’s defined benefit pension plans as soon as his or her employment terminates (or six months thereafter, if such payments are determined to be subject to Section 409A of the Code) would be able to receive both severance and pension payments.  As of June 30, 2011, Messrs. Fix and Mettling and Ms. Rosen were eligible to retire.

If termination were to have occurred on June 30, 2011, upon a change in control occurring on the same date, here is the value of what each of the named executives would have received:

	Severance	Acceleration Of Unvested Stock Awards (1)	Benefits (2)	Pension Enhancement (3)	Excise Tax Gross-Up (4)
Roger L. Fix	$4,420,020	$3,056,346	$51,967	$1,345,185	$2,013,677
Thomas D. DeByle	$1,628,079	$968,548	$16,269	$0	$0
Deborah A. Rosen	$500,534	$583,183	$16,067	$374,303	$0
John Abbott	$602,172	$1,265,587	$19,443	$54,876	$0
James L. Mettling	$318,858	$215,160	$14,927	$140,737	$0

_____________________________

(1)

This amount represents the value received upon acceleration of the vesting of all unvested restricted stock, restricted stock units, and unvested shares earned pursuant to previously-granted performance share units under the Company’s Long Term Incentive Plan.  The amounts do not include the price paid for restricted stock units purchased pursuant to the MSPP with a portion of the executive’s annual incentive bonuses, because the executive would be entitled to the price paid for those shares as of June 30, 2011 without a change in control event.

(2)

The amounts represent the compensation cost to the Company of providing continued medical and life insurance benefits to the named executives for three years after June 30, 2011, based on 2011 premium costs and assuming medical cost levels over the three-year period (one year in the case of Messrs. DeByle, Abbott and Mettling and Ms. Rosen), using the medical inflation methodology which the Company has used in valuing the cost of its retiree medical benefit obligations under FAS 106.  The Company does not provide retiree medical benefits to its salaried retirees.

(3)

The dollar amount shown in this column reflects two numbers.  The first is the additional amount that an executive would receive from the Supplemental Retirement Plan over and above the executive’s accumulated benefits under that plan (which is disclosed in the Pension Benefits table under “Pension Benefits” on page 33 of this proxy statement).  The additional amount is due to the fact that following a change in control, an executive’s accumulated benefits under the Supplemental Retirement Plan are payable in a lump sum, using different assumptions than those used to calculate payment in an annuity form.  The lump sum amount payable is equal to the present value as of July 1, 2011 of the single life annuity the executive could receive beginning as of his or her earliest retirement age.  The executive’s earliest retirement age is (a) July 1, 2011 if the executive had attained age 55 and completed at least ten years of eligibility service as of June 30, 2011, (b) the first day of the month coincident with our next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2011, but had completed at least ten years of eligibility service as of June 30, 2011, or (c) the later of July 1, 2011 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service as of June 30, 2011.  Present value is determined based on the assumptions under the Retirement Plan.  For lump-sum payments on July 1, 2011, those assumptions are the May, 2011 Pension Protection Act segment rates of 2.23%, 4.86% and 5.83% and the Pension Protection Act 2011 Optional Combined, Unisex mortality table.  The value of the additional amounts payable to each executive under this calculation are: Mr. Fix, $30,292; Mr. DeByle, $0; Ms. Rosen, $231,752; Mr. Abbott, $1,377; and Mr. Mettling, $13,822.

The second component of the dollar amount shown here is the amount of the lump sum payable due to the attribution under the employment agreements of three additional years of service to Mr. Fix and one year of additional service to each of the other named executives at the level of annualized compensation used to determine the amount of severance.  That lump-sum payment is equal to (1) the present value as of July 1, 2011 of the single life annuity that would be payable under the Retirement Plan and the Supplemental Retirement Plan beginning as of the executive’s earliest retirement age based on actual and imputed compensation and service as of June 30, 2011, minus (2) the present value as of July 1, 2011 of the single life annuity that would be payable under the Retirement Plan and the Supplemental Retirement Plan beginning as of the executive’s earliest retirement age based on actual compensation and service as of June 30, 2011.  The executive’s earliest retirement age is (a) July 1, 2011 if the executive had attained age 55 and completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2011, (b) the first day of the month coincident with or next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2011, but had completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2011, or (c) the later of July 1, 2011 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service (including imputed eligibility service for purposes of (1) above) as of June 30, 2011.  Present value is determined based on the assumptions under the Retirement Plan.  For lump-sum payments on July 1, 2011, those assumptions are the May, 2011 Pension Protection Act segment rates of 2.23%, 4.86% and 5.83% and the Pension Protection Act 2011 Optional Combined, Unisex mortality table.  The amounts of the lump sum payable under the employment agreements are as follows:  Mr. Fix, $1,314,893; Mr. DeByle, $0; Ms. Rosen, $147,551; Mr. Abbott, $53,499; and Mr. Mettling, $126,915.

(4)

The dollar amount shown here reflects the amount payable to make the executive whole for the “parachute payment” excise tax of 20% owed on amounts of severance and other benefits in excess of the named executive’s W-2 compensation “base amount,” which is the average of the executive’s W-2 compensation for the years 2006 – 2010.

OTHER INFORMATION CONCERNING THE COMPANY

BOARD OF DIRECTORS AND ITS COMMITTEES

Four meetings of the Board of Directors were held during the fiscal year ended June 30, 2011.  Each incumbent director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served.  The Board operates pursuant to Corporate Governance Guidelines which set forth the policies and procedures for the effective performance of management duties by the Board of Directors.  These Guidelines can be found on the Company’s website at www.standex.com under the heading Corporate Governance.

Compensation Committee

The Board has a Compensation Committee consisting of Messrs. Cannon (Chairman), Hogan and Muller, all of whom are independent under NYSE standards.  During fiscal 2011, the Committee held three meetings, two of which were conducted telephonically.  The Company charges the Compensation Committee with discharging the responsibilities of the Board of Directors relating to compensation of the Company's CEO and senior management; administering the 2008 Long Term Incentive Plan; and reviewing and approving executive and senior management compensation in relation to the short and long term goals of the Company.

The Committee operates pursuant to a written Charter, which may be reviewed on the Company’s website at www.standex.com under the “Corporate Governance” tab.

The Committee has the authority to retain consultants or other legal or accounting advisors from time to time in the Committee's discretion to assist in the evaluation of executive and senior management compensation.  Such engagements shall be on such terms as the Committee deems appropriate.  The Chief Executive Officer and the Vice President of Human Resources assist the Committee to a limited extent in determining or recommending the amount or form of executive and director compensation, as described on page 12 of this proxy statement.

For further information regarding the Committee's processes and procedures for the consideration and determination of executive and director compensation, please see the Compensation Discussion and Analysis, beginning on page 9 herein.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Messrs. Cannon, Hogan or Muller) were at any time during fiscal 2011 or in any prior period an officer or employee of the Company, nor did they serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Compensation Committee or Board of Directors.

The Committee operates pursuant to a charter, which may be found on the Company’s website at www.standex.com under the Corporate Governance tab.

Audit Committee

Messrs. Fenoglio (Chairman), Chorman, and Fickenscher served during fiscal year 2011 on the Company’s Audit Committee.  All of these directors are independent as defined by the SEC and NYSE rules.  The Board of Directors has designated Messrs. Fenoglio, Chorman and Fickenscher as “audit committee financial experts” as defined by the NYSE rules.  During fiscal 2011, the Committee met on four occasions, one of which was by telephone.  The Audit Committee reviews, both prior to and after the audit, the Company’s financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company’s internal controls, and reports thereon to the Board of Directors.

The report of the Committee for the past fiscal year appears below.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is entirely made up of independent directors as defined in the New York Stock Exchange listing standards.  It operates pursuant to a written charter, which may be reviewed on the Company’s website at www.standex.com under the Corporate Governance section.

The Committee reviews Standex’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process.  The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor, as well as respective fees.  The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services.  Any other services must be specifically approved by the Audit Committee.  In periods between Audit Committee meetings, the Audit Committee may delegate authority to one member to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the auditors’ evaluation of the Company’s internal control over financial reporting.  The Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted PCAOB Rule 3200T, Communication With Audit Committees.  In addition, the Committee has received from the independent auditors the written disclosures required by the PCAOB Rule 3526, Communication with Audit Committees Concerning Independence and by applicable requirements of the Public Company Accounting Oversight Board, and discussed with them their independence from the Company and its management.  Finally, the Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

In reliance on the reviews and based upon the discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on  Form 10-K for the year ended June 30, 2011, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William R. Fenoglio, Chairman

Thomas E. Chorman

Gerald H. Fickenscher

Corporate Governance/Nominating Committee Report

The Corporate Governance/Nominating Committee of the Board of Directors, comprised of Messrs. Muller (Chairman), Chorman, Fickenscher and Hogan, all of whom the Board determined to be independent within the meaning given to that term under the rules of the New York Stock Exchange (“NYSE”), is responsible for developing, reviewing, maintaining and recommending to the Board principles and guidelines of corporate governance for the operations of the Board and insuring the Board’s compliance with applicable regulations and standards of the SEC and NYSE.  The Committee also recommends to the Board candidates for consideration for Board membership.

The Committee Charter describes its duties and responsibilities in greater detail.  Stockholders and others may access the Charter through the Corporate Governance section of the Company’s website at www.standex.com.

During fiscal year 2011, the Committee held four meetings, two of which were conducted telephonically, and communicated regularly via exchange of memoranda.

Process for Identifying and Evaluating Candidates for Director, and Diversity Considerations

The Corporate Governance/Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders.  The Committee may also retain a third party executive search firm to identify candidates.  When such a search firm is engaged, the Committee sets the fees and scope of engagement.  A shareholder who wishes to recommend a prospective nominee for the Board should notify the Committee in writing using the procedures described below under Communications with Directors, attaching any supporting material the shareholder considers appropriate.  Nominees recommended by shareholders are subject to the same evaluation process described herein as all other prospective candidates.

The Committee will review and evaluate each candidate it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee and described below, the existing composition and mix of talent and expertise on the Board, and other factors it deems relevant.

The Committee evaluates each prospective candidate against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines (found at the Company’s website), as well as by criteria of preferred experiences and qualities established by the Committee.  The Committee strives to identify nominees whose character, judgment and experience will best enable them to deal with matters that come before the Board.  Further, the Committee must identify candidates who can ensure both that the best interests of shareholders are met, and that full compliance with all applicable regulations and laws will occur.  The qualifications the Committee prefers include various professional experience requirements (including familiarity with manufacturing, international business and financial accounting and controls) and personal qualities (including integrity and judgment), as well as the capacity and desire to make a significant time commitment to the Board, and a commitment to become a shareholder.

In addition, as part of this process, the Committee developed a Board self-assessment matrix which measures the current configuration of the Board relating to skills, experience and background.  This matrix assists in the evaluation of the future needs of the Board, and the qualifications to be sought in potential Board candidates.

The Committee considers all of the above-mentioned factors and weighs whether a candidate’s experience, character and commitment would complement the other directors’ skills and abilities as they relate to service on the Board.  In this way, the Committee seeks diversity of perspective and insight, considering how each individual director can contribute to and enhance the overall effectiveness of the Board.  Thus, diversity is reviewed in a comprehensive context, rather than on the basis of categorical allotment.  The Committee is mindful of this diversity consideration throughout the year, and assesses its effectiveness through the annual Director Evaluations described below.  The Committee is particularly mindful that it must seek and retain director candidates whose skills complement the needs presented by the domestic and international, multi-product, engineered manufacturing operations of the Company, and the analytical financial expertise associated with such operations.

In connection with this evaluation, the Committee decides whether to interview the prospective nominee and, if warranted, invites the President and CEO and the Chairman of the Board also to meet with prospective candidates.  The Committee Chairman conducts due diligence to check each candidate’s references.  After completing this evaluation and interview process, the Committee forwards all pertinent materials and makes a recommendation to the full Board in advance of a meeting in which the Committee will propose a candidate for Board action.  The Board then acts on the election of the candidate or nomination for consideration of shareholders.

Code of Business Conduct and Ethics

The Company has both a Code of Business Conduct and a Code of Ethics for Senior Financial Management, both of which may be found on the Company’s website under the Corporate Governance Section at www.standex.com.  The Code of Business Conduct was most recently updated and enhanced during fiscal year 2010, and a training program to assist all employees of the Company in becoming more familiar with the Code of Business Conduct was developed and disseminated during fiscal 2011.

The Code of Business Conduct applies to all employees, officers and directors of the Company and provides that, in the conduct of all corporate activities, integrity and ethical conduct is expected.  In addition, the Code of Business Conduct addresses and provides guidance on a number of business-specific issues, including but not limited to insider trading and conflicts of interest.

The Code of Ethics for Senior Financial Management applies to all officers, directors and employees who have supervisory financial duties.  The Code of Ethics is intended to assist in the complete and accurate reporting of all financial transactions in compliance with applicable laws, rules and regulations.

Waivers of the requirements of the Company’s Codes, if granted by the Board or the Corporate Governance/Nominating Committee, will be posted on the Company’s website.  No waivers were granted in fiscal 2011 or for any prior period since the Codes were adopted in 2003.  Compliance is monitored by the Company’s Corporate Governance Officer and the Committee, in communication with the Board and senior corporate management, as appropriate.

Executive Sessions of Independent Directors

Under the Board’s Corporate Governance Guidelines, the non-management directors of the Board meet in regularly scheduled executive sessions with no management directors or management present.  Edward J. Trainor has been designated by the non-management directors as the lead director for such executive sessions.  The lead director will call any executive session of the Board, and the executive sessions will encompass such topics as the non-management directors and/or Mr. Trainor determine.  The lead director will confer with the Board and the CEO on any matters that may require their attention.  If any shareholder wishes to communicate any matter to the executive sessions of non-management directors please forward an email regarding such communication to boardofdirectors@standex.com.

Director Attendance Policy

It is the policy of the Board, pursuant to its Corporate Governance Guidelines, that each director has a duty to attend, whenever possible, all meetings of the Board and of each Committee on which the director serves and to review in advance all meeting materials.  In addition, each director is expected to attend the Annual Meeting of Shareholders.   In fiscal 2011, all directors attended the Annual Meeting.

Committee and Director Evaluations

Written questionnaires prepared by the Corporate Governance/Nominating Committee are used by the directors to evaluate the Board as a whole and each of its standing Committees.  This process was utilized in fiscal 2011, and the Company intends to repeat this process annually.  Directors submit completed questionnaires to the Chief Legal Officer, who summarizes the results without attribution, and forwards the summary to the Committee chairman, who reports the results to the Board and to each Committee.  The full Board discusses summaries of the assessments and Committee evaluations with a view to enhancing the overall performance of the Board.

Shareholder Communications with Directors

The Board of Directors welcomes input and suggestions from shareholders and all interested parties.  The Board of Directors will regard all appropriate communication seriously and will promptly address it.  The Board has adopted the following procedure for shareholders and other interested parties to contact members of the Board, its committees and the non-management directors as a group.  Correspondence, addressed to any individual director, group or committee chair or the Board as a whole, should be sent to the Corporate Governance Officer, Standex International Corporation, 11 Keewaydin Drive, Suite 300, Salem, NH 03079.  All parties may also communicate electronically by sending an email to boardofdirectors@standex.com.  The message line should specify the individual director, committee or group that the shareholder wishes to contact.

All communication will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.  The Corporate Governance Officer shall use discretion in declining to forward communication unrelated to the duties and responsibilities of the Board, including but not limited to communication in the nature of advertisements or promotions, employment inquiries or resumes, surveys or other forms of mass mailings. However, all communication, regardless of its nature, will be catalogued, archived and periodically reported to the Board for its information and use.

Board Leadership Structure and Role in Risk Oversight

The offices of the Chairman of the Board and the Chief Executive Officer are separate and held by different individuals.  The Company believes that the roles and responsibilities are generally distinct and that the perspective and oversight of two individuals in these roles benefits the Company.  Further, the Company’s Corporate Governance Guidelines, accessed at www.standex.com under the “Corporate Governance” tab, provide that the most recently retired CEO should serve as Chairman of the Board.  This assures continuity of mission and strategic vision, while allowing the CEO the ability to execute such goals without the additional administrative encumbrance of chairing the Board.  While the two offices must and do work in conjunction, the Company believes that allowing the individual holding each office to accomplish the distinct tasks specific to these roles maximizes efficient and effective Board governance.  The Committee believes that the diversity of the Company’s operations is best served by this approach.

The Board conducts risk oversight of the Company by relying on its Committee membership to receive and analyze reports and data from various Company and external sources (discussed below), and to report to the full Board for discussion and action, where necessary.

In order to conduct risk oversight of the Company, the Audit Committee regularly receives reports regarding the material risks presented by and to Company operations, and the measures being taken to manage such risk.  The Corporate Risk Manager reports regularly to the Audit Committee.  The Audit Committee reports as appropriate to the full Board, which monitors material risks that may impact the Company.  In addition, the Board administers its risk oversight function through periodic reporting at Board meetings by members of senior management, including but not limited to the Chief Financial Officer and the Group Vice President.  These presentations provide the Board with the opportunity to communicate directly and in detail with management about risks and opportunities being addressed at the operational level.  Further, the Corporate Governance Officer reports to the Audit Committee quarterly, in conjunction with the corporate governance program.

Finally, in fiscal 2011, the Corporate Governance/Nominating Committee mandated that each committee of the Board review its Charter to assess whether the risk oversight roles and responsibilities of each committee are being appropriately discharged.  Each committee’s Charter can be found on the Company web site at www.standex.com/corporategovernance.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE

H. Nicholas Muller, III, Chairman

Thomas E. Chorman

Gerald H. Fickenscher

Daniel B. Hogan

Directors Compensation

As of October 27, 2010, the elements of non-employee director compensation are as follows:

•

a $40,000 annual cash retainer, payable quarterly, all or a portion of which may be deferred and used to purchase restricted stock units (“RSUs”) pursuant to the Management Stock Purchase Plan ("MSPP");

•

an annual restricted stock grant equal to $45,000 and valued as of the date of the Annual Meeting of Shareholders, which stock vests three years after the date of grant;

•

a $16,000 annual cash retainer for the Chairman of the Audit Committee;

•

a $10,000 annual cash retainer for the Chairman of the Compensation Committee;

•

an $8,000 annual cash retainer for the Chairman of the Corporate Governance/Nominating Committee;

•

annual cash retainers of $8,000, $5,000 and $3,000 to each member of the Audit, Compensation and Corporate Governance/Nominating Committee, respectively; and

•

a $50,000 cash retainer to the Chairman of the Board, all or a portion of which may be deferred and used to purchase RSUs pursuant to the MSPP.

The Company requires each non-employee director to own at least 3,000 shares of Company Common Stock.  Stock acquired as payment of director's fees may not be sold until the ownership requirement has been met.

Prior to October 27, 2010, the annual restricted stock grant was valued at $30,000, the annual cash retainers for the Chairs of the Audit, Compensation and Corporate Governance/Nominating Committee were $5,000, $4,000 and $4,000, respectively, and Audit Committee members received an annual cash retainer of $2,000.  No annual cash retainers were paid to members of the Compensation and Corporate Governance/Nominating Committees.

The Company does not have per-meeting fees for non-employee directors, believing that no incentives for meeting attendance should be necessary.

As an employee director, Mr. Fix does not receive director compensation for his service to the Board.

No retirement benefits or perquisites are provided to directors of the Company.  Directors are not granted stock options, as the Company no longer grants stock options to any person.

The following table presents the compensation the Company provided to non-employee directors during the fiscal year:

Director	Fees Earned Or Paid In Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Charles H. Cannon, Jr.	7,000	115,919	5,449	128,368
Thomas E. Chorman	46,500	45,000	5,449	96,449
William R. Fenoglio	10,500	115,919	5,449	131,868
Gerald H. Fickenscher	46,500	45,000	3,277	94,777
Daniel B. Hogan	34,000	62,734	3,897	100,631
H. Nicholas Muller, III	42,500	55,641	2,812	100,953
Edward J. Trainor	50,000	115,919	10,463	176,382

___________________________

Footnotes to Table:

(1)

This column represents the cash paid to each director pursuant to the annual cash retainer, plus fees earned for serving as Chairman of the Board, or as a member of or Chairman of any Committees of the Board.  All or a portion of the annual cash retainer may be used, at the election of the director, to purchase restricted stock units pursuant to the MSPP.  RSUs purchased under the MSPP are disclosed in the Stock Awards column.

(2)

This column represents the aggregate grant date fair value of two separate awards:  (1) RSUs purchased with the portion of the director’s annual cash retainer which the director elects to use to purchase RSUs under the terms of the MSPP; and (2) shares of time-based restricted stock.  With respect to (1) above, the MSPP requires that prior to the beginning of the fiscal year in which the annual cash retainer is earned, directors may elect to use all or a portion of their annual cash retainer to purchase RSUs.  Under the MSPP, RSUs will be purchased at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year in which the cash retainer was earned or the date on which the cash portion of the annual incentive bonus is paid to an executive of the Company, which is generally the 75th day (or the last business day prior to that date) after the end of the fiscal year.  The amounts in this column which are attributable to purchases under the MSPP are computed in accordance with FASB ASC Topic 718, using the same assumptions as are referenced in footnote (2) to the Summary Compensation Table found on page 25 of this proxy statement.

With respect to the awards of time-based restricted stock noted in (2) above, the column includes the grant date fair value of such awards for FY 2011.  Grant date fair value is calculated by multiplying the number of shares of stock awarded times the closing price of the Company’s stock on the date awarded, in accordance with FASB ASC Topic 718.  At June 30, 2011, the aggregate number of outstanding shares of unvested restricted stock and RSUs held by each director was as follows:  Mr. Cannon: 14,258; Mr. Chorman: 11,980; Mr. Fenoglio: 14,259; Mr. Fickenscher: 4,632; Mr. Hogan: 9,445; Mr. Muller: 6,074; Mr. Trainor: 10,962.

(3)

Upon the retirement of any director as a result of reaching the mandatory retirement age for service as a director, or upon a change in control of the Company, the non-vested installments of the annual restricted stock grants shall be subject to acceleration and immediate vesting.

(4)

Included in this column are the dividend equivalents that accrued during the three year vesting period for both the restricted stock grants and the restricted stock units purchased pursuant to the MSPP that vested during the fiscal year.  The dividend equivalents are paid upon vesting.

PROPOSAL 2 – APPROVAL OF AMENDMENT AND RESTATEMENT OF STANDEX INTERNATIONAL CORPORATION 2008 LONG TERM INCENTIVE PLAN TO ADD 600,000 ADDITIONAL SHARES AND AMEND THE “CHANGE IN CONTROL” DEFINITION

The Board of Directors is submitting a proposal to shareholders to amend the Standex International Corporation 2008 Long Term Incentive Plan (the “Plan”) to (1) add 600,000 additional shares of common stock of the Company (“Common Stock”) to the number available for grant under the Plan, and (2) to more strictly define the term “Change in Control,” as it is used in the Plan, by amending Sections 16(b)(ii) and (iii) of the Plan.  The Plan was originally approved by shareholders at the Company’s Annual Meeting of Shareholders held on October 27, 2008.  If the amendments are approved, the Plan will be restated to include the amendments.  The proposed amended and restated Plan is attached to this proxy statement as Appendix A.

Purpose of the Plan

The Plan allows the Company to grant various forms of cash and stock-based incentive compensation to its management employees and independent non-employee directors.  Its purpose is to provide an incentive compensation program that will attract and retain highly-qualified management talent and motivate such individuals to achieve performance goals that are aligned with the interests of the shareholders of the Company.  The Board of Directors believes that the Plan has been successful in achieving its objectives and recommends that shareholders approve the amendment and restatement of the Plan.

Proposal to Add 600,000 Additional Shares

The Board proposes to amend the Plan to add 600,000 additional shares of Common Stock to the number available for grant under the Plan.  As originally approved by shareholders, the Plan authorized the issuance of 600,000 shares, plus any shares then available for future award under the Company’s 1998 Long Term Incentive Plan.  Under the amended and restated Plan, total awards would be limited to 1,200,000 shares of Common Stock, plus such number of shares of Common Stock as were available for future award under the Company’s 1998 Long Term Incentive Plan at the time the Plan was approved by shareholders.  This limit would apply to all awards made under the Plan since October 27, 2008, such that grants made between
October 27, 2008 and the date of shareholder approval of the amended and restated Plan would count against the limit of 1,200,000 shares.

As of September 7, 2011, 104,002 shares of Common Stock remain available for grant under the Plan, 76,178 shares have been earned, but will be issued only if certain employment criteria are met, 107,494 shares have been reserved for issuance pursuant to awards for performance share units, but will not be earned unless certain performance criteria are met over a period extending through June 30, 2012, and 341,695 shares have been issued (or reserved for issuance in the case of restricted stock units purchased with the portion of annual incentive bonus which an executive elects to use to purchase restricted stock units) but could be forfeited if certain continuing employment criteria are not met through periods extending through August 25, 2014.  Shares forfeited will again be available for issuance under the Plan, as will shares attributable to awards that require the meeting of performance criteria before they are met, if the performance criteria are not in fact met.

The following additional rules apply for purposes of calculating the number of shares of Common Stock available for delivery under the Plan:

•

The number of shares subject to issuance upon exercise or the fulfillment of any conditions to which the awards are subject as of the dates on which the awards are granted will be counted against the limitation on the number of shares which can be granted under the Plan;

•

The grant of a performance share award or other unit or phantom share award will be considered as being equal to the maximum number of shares that may be issued under the award and, if the value of an award is variable on the date it is granted, the value will be deemed to be the maximum limitation of the award;

•

Awards payable solely in cash will not reduce the number of shares available for awards under the Plan;

•

If the exercise price of any stock option granted under the Plan, or the tax withholding obligation associated with the exercise of such option, is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), any tendered or withheld shares shall not be available for awards granted under the Plan;

•

The gross number of shares of Common Stock with respect to which a stock-settled stock appreciation right is exercised will be counted against the limitation, rather than the net number of shares delivered upon the exercise of a stock-settled stock appreciation right;

•

Any shares awarded under the Plan that are not issued, or that are issued but are subsequently forfeited because of a failure to satisfy any subsequent condition, including continued employment, that are subject to an award under the Plan that lapses or is otherwise terminated in accordance with the terms of such award without having been exercised will again be available for other awards under the Plan.

•

In the event that the Company effects a stock dividend, stock split or similar change in capitalization affecting its common stock, the Compensation Committee of the Board of Directors (the “Committee”) shall make appropriate adjustments in the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, the number and kind of shares remaining subject to outstanding awards, and the exercise or purchase price in respect of such shares.  In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any awards, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended.

The Plan also provides certain limitation with respect to particular types of awards, as follows:

•

No individual may receive awards for more than 150,000 shares in any calendar year; and

•

The maximum performance cash award that can be made to any one individual is $2.5 million.

•

In the event that the Company becomes required under the federal securities laws to restate its publicly-reported financial results because of any non-compliance with the financial reporting requirements of the federal securities laws, the Board has the right to recover any excess amounts awarded under the Plan to the Chief Executive Officer, Chief Financial Officer or any other executive of the Company who is determined by the Board to have engaged in misconduct, as determined by the Board, in the reporting of financial results that were subsequently restated.

Since the Plan was approved by shareholders on October 27, 2008, Common Stock has been used to grant time-based restricted stock and restricted stock units (“RSUs”) to executives, directors and certain other management employees of the Company, and stock earned through the satisfaction of financial performance criteria for a fiscal year pursuant to performance share units granted to the executives of the Company at the beginning of the fiscal year.  The Company has not granted stock options since 2003, and there are no stock options currently outstanding under the Plan.  The number of RSUs purchased and shares granted, or earned, in the case of Common Stock received pursuant to performance share units granted each year, and the percentage of total shares outstanding represented by those shares (the so-called “burn rate”) for each of the past three fiscal years is as follows:

Year	Performance Shares Earned	Restricted Stock and RSU Grants	Total	Weighted No. of Average Shares Outstanding	Burn Rate*
2011	78,494	106,606	185,100	12,475,000	2.97%
2010	159,800	128,880	288,680	12,440,000	4.64%
2009	0	111,590	111,590	12,326,000	1.81%
				3-Year Burn Rate	3.14% *

__________________________

*   For purposes of calculating the burn rate, the Company considers the above shares to be “full value shares” and values each share as two shares.

Most of the fluctuation in the burn rate reflects the varying number of shares earned pursuant to the granting of performance share units.  In fiscal 2009, the threshold performance criteria received for shares to be earned pursuant to performance share units awarded in that year was not met, and no shares were earned.  In fiscal 2010, the “superior” performance target was exceeded, and 159,800 shares were earned.  In fiscal 2011, the “target” performance target was exceeded, but the “superior” performance target was not reached.  78,494 shares were earned pursuant to grants made in fiscal 2011.  See the Compensation Discussion and Analysis section of this Proxy Statement, which starts on page 9, for a complete description of the equity compensation paid to the Company’s executives. A specific description of the performance share units is found on page 19 of this proxy statement.

The Plan also provides for the making of cash awards to those executive officers of the Company who are designated from time to time by the Compensation Committee of the Board (the “Committee”).  Such cash awards must be based on meeting performance criteria established by the Committee.

The closing price of the Company Common Stock on September 7, 2011 as reported by the New York Stock Exchange (“NYSE”) was $30.36 per share.  Common Stock issued under the Plan may consist of authorized but unissued shares or treasury shares.  It is presently anticipated that the addition of 600,000 shares of Common Stock for grants under the Plan, when added to the number presently available for future issuance, will be sufficient for the next three years.

Proposal to Amend Definition of “Change in Control” under Sections 16(b)(ii) and (iii) of the Plan

Section 16 of the Plan defines a “Change in Control.”  The definition is important because upon the occurrence of a Change in Control, the Compensation Committee has the right, among other things, to accelerate the vesting of unvested restricted stock and to waive conditions and restrictions otherwise applicable to performance awards made under the Plan.  Under Section 16(b)(ii), as currently in effect, a Change in Control will be deemed to have occurred upon the approval by the stockholders of the Company of “a merger or consolidation of the Company with any other corporation or other entity.” Section 16(b)(iii) is a parallel provision, which currently provides that a Change in Control occurs immediately upon the approval by the stockholders of the Company of “a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.”

Under the above provisions, a Change in Control which may result in the accelerated vesting by holders of restricted stock or performance awards of the full value of their awards will occur upon stockholder approval of merger, consolidation, liquidation or asset sale transactions, regardless of whether those transactions are ever actually completed.  It is the intent of the Board of Directors that acceleration of the benefits of restricted stock grants and waiver of the conditions and restrictions of performance awards will occur only if the underlying transactions required to effect a change in control of the Company actually occurred.  As a result, the Board has amended, subject to shareholder approval, the definitions of Sections 16(b)(ii) and (iii) of the Plan to make clear that to constitute a “Change in Control,” and thus trigger either accelerated vesting or the waiver of the condition or restrictions of an award, the actual consummation of the merger, consolidation, or asset sale, and not merely stockholder approval of such a transaction, must occur.  The language of the amendments to Sections 16(b)(ii) and (iii) to effect this change is set out below and in the Amended and Restated 2008 Long Term Incentive Plan, which is set forth on Appendix “A” to this Proxy Statement.

Language of Plan Amendments

If the Plan amendments are approved, the following sections of the Plan would be amended to read as follows:

1.

The first sentence of section 4(a) would be amended to read:

“Shares Issuable.  The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 1,200,000 shares; provided, however, that as of the date the Plan is approved by stockholders of the Company, such maximum number of shares issuable shall be increased by any shares of Stock available for future awards under the Company’s 1998 Long Term Incentive Plan (the “Current Plan”) as of such date.”

2.

Section 16(b)(ii) would be amended to read:

“(ii) the consummation of (A) a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinafter defined) acquires more than 20% of the combined voting power of the Company’s then outstanding securities, or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets; or”

3.

Section 16(b)(iii) would be amended to read:

“the stockholders of the Company approve a plan of complete liquidation of the Company.”

Description of the Plan

Administration, Eligibility and Participation

The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”) which consists of three “independent,” “disinterested” directors (as those terms are defined in the rules of the New York Stock Exchange and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), respectively).  Each member of the Committee is an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee is authorized, from time to time, to grant non-statutory stock options, incentive stock options, stock appreciation rights, stock awards, both restricted and unrestricted, performance share awards and performance cash awards (collectively referred to as “Awards”) under the Plan to Plan participants, as the Committee in its discretion selects.  The Committee may also grant units and phantom shares which are convertible into shares of common stock upon the meeting of such performance or other criteria as is determined by the Committee.

The Committee shall determine the terms of the Awards including, but not limited to, the type, number, vesting requirements, performance requirements, and other features and conditions of such Awards.  The Committee shall also interpret the Plan and adopt such rules and guidelines as it deems appropriate to implement the Plan.

Because the granting of awards under the Plan is discretionary, it is not presently possible to determine either the value of Awards that may be under the Plan in the future or the individuals to whom Awards shall be made, as the Plan permits Awards to be made to any employee or independent director of the Company.  However, the Committee has in the past generally restricted participants in the Plan to not more than approximately 100 of its most senior management personnel.

Awards under the Plan for fiscal 2011 to the Chief Executive Officer and the other named executives are described in the Grants of Plan Based Awards Table found on page 27 of this proxy statement.  Information regarding all equity awards made to the named executives which were outstanding as of the end of fiscal 2011 is found in the Outstanding Equity Awards at Fiscal Year End Table on page 29 of this proxy statement.

As part of the annual retainer for members of the Board of Directors, each independent director is entitled to receive, as of the date of the Annual Meeting of Shareholders, restricted stock valued as of such date at $45,000.  The following table sets forth the benefits received (certain of the Common Stock granted, including restricted stock units convertible into Common Stock, is subject to restrictions generally requiring continued employment for three years after receipt of the stock) by the individuals or groups of individuals named below under the Plan in fiscal 2011.  The dollar value of the stock received is determined for purposes of this table by multiplying the number of shares of Common Stock received by the closing stock price on the date of receipt.

PLAN BENEFITS LONG TERM INCENTIVE PLAN
Name and Position	Dollar Value of Stock Received	Number of Shares of Stock Received
Roger L. Fix President/CEO	$1,482,694	63,098
Thomas D. DeByle Vice President/CFO/Treasurer	$ 351,641	14,957
Deborah A. Rosen Vice President/CLO/Secretary	$ 278,518	11,351
John Abbott, Group Vice President, Food Service Equipment Group	$ 430,247	18,310
James L. Mettling Vice President of Human Resources	$ 96,852	4,121
All current executive officers as a Group	$2,639,952	112,683
All current non-executive directors	$ 510,630	19,969
All employees other than executive officers	$1,237,098	52,641

Types of Awards/Award Agreements

Each Award shall be evidenced by a written agreement setting forth the terms and conditions of the Award.  Each writing shall describe the type of Award granted, the exercise price of any option, the number of shares subject to the Award, the expiration date of the Award, the vesting schedule, and any restrictions or conditions placed upon the Award or the shares which may be issued upon exercise of such Award.

The following is a description of each of the types of Awards that may be granted pursuant to the Plan:

1.  Options.  The Committee may grant non-statutory and incentive stock options to eligible participants to purchase shares of Common Stock from the Company.  No such option may be granted with a purchase price lower than the fair market value of the shares subject to the option on the date of grant, nor may an option be re-priced at a later date.  The term of the stock options may not be more than ten years from the date of grant.  The term will end upon the termination of a participant’s employment, or three months later, with respect to incentive stock options, except that if termination is because of retirement, death, disability, or following a change in control of the Company, the ability to exercise an option shall continue in effect for a period of time after termination, which period shall vary depending upon the reason for the termination, but shall in no event exceed three years.  In the event of a change in control of the Company, all options shall become fully vested and exercisable.  No option may be transferred other than by will or the laws of descent and distribution.  Payment of the option price shall be in such form and manner as are approved by the Committee including, but not limited to, payment in the form of cash or stock having a fair market value on the exercise date equal to the exercise price.  The Committee ceased granting stock options in 2003, and although the ability to grant stock options is contained in the Plan, the Committee does not presently intend to grant stock options in the future.

2.  Stock Appreciation Rights.  The Plan authorizes the Committee to grant stock appreciation rights.  A stock appreciation right would, subject to the terms and conditions set forth in the Plan, allow an employee to receive payment in stock for the difference between the stock option price and the price of the common stock on the date on which the appreciation right is exercised.  A stock appreciation right shall be exercisable for a term fixed by the Committee, but not for more than ten years from the date on which it is granted.  Stock appreciation rights may, in the discretion of the Committee, provide for accelerated vesting in the event of a recipient’s death, disability, retirement or following a change in control of the Company.  The Committee has not granted stock appreciation rights in the past, and has no present intention to do so.

3.  Stock Awards.  The Committee may make Awards consisting of the granting of some number of shares of common stock to an employee, without payment, subject to a vesting schedule established by the Committee, and if the Committee so determines, the satisfaction over a period of time selected by the Committee of pre-established performance goals and objectives selected by the Committee from those disclosed in the Plan (and described below under “Performance Share and Performance Cash Awards”).  Stock Awards may, in the discretion of the Committee, provide for accelerated vesting in the event of a recipient’s death, disability, retirement, or following a change in control of the Company.

4.  Unrestricted Stock Awards.  The Committee may make Awards of common stock to any person eligible to participate in the Plan without placing any restrictions on such stock.  The Committee has not in the past granted unrestricted stock under the Plan and has no present intention to do so.

5.  Performance Share and Performance Cash Awards.  The Committee may grant performance awards, consisting of the contingent right of a participant to receive shares of common stock (performance share awards payable in the form of common stock are synonymous with Awards that are payable in common stock upon the satisfaction of pre-established performance criteria), or cash, in the case of the executive officers of the Company designated by the Committee, if performance criteria determined by the Committee are met over a period of time designated by the Committee.  The Plan sets forth the following as performance criteria which may be used by the Committee: sales or revenues; earnings, including but not limited to reported earnings, earnings from continuing operations, operating income, and earnings either before or after specific items set forth in the Company’s income statement, such as interest, taxes, and/or depreciation; cash flow, including but not limited to operating cash flow and free cash flow; return on equity; return on capital; return on assets; return on investment; gross or net profit marking; working capital; productivity; operating efficiency; organic growth rates; growth and diversification through acquisitions and similar business strategies; diversification; globalization; strategic objectives, such as without limitation, management and organizational development and reward systems, technology implementation and supply chain management; cost reduction goals; and stock price, any of which may be measured in absolute terms, or as compared to a defined benchmark, or to the results of another corporation or group of corporations.  Performance awards, may, in the discretion of the Committee, provide for accelerated vesting in the event of a recipient’s death, disability, retirement, or following a change in control of the Company.  No cash payout of more than $2.5 million will be made to any participant with respect to any individual Performance Cash Award.

Federal Income Tax Consequences

The following information is a general summary, as of the date of this proxy statement, of the federal income tax consequences to the Company and participants in connection with awards made under the plan.  The federal tax laws may change and the federal, state and local tax consequences for each participant will depend upon his or her individual circumstances.  Each participant is encouraged to seek the advice of a qualified tax advisor regarding their specific tax consequences.

An employee who is awarded an incentive stock option (intended to qualify under Section 422 of the Code) does not recognize taxable income at the time of grant or at the time of exercise of the option, but the excess of the fair market value of the shares acquired over the option price may be an item of tax preference for purposes of the alternative minimum tax.  If the employee makes no disposition of the shares acquired within a one-year period after the shares are transferred to him/her (and within two years after the option was granted), any gain or loss realized on the sale of the shares will be treated as long-term capital gain or loss.  The Company is not entitled to any deduction in connection with the award or exercise of an incentive stock option or a disposition of the shares in the above circumstances.  If the employee fails to hold the shares for the required length of time, the employee will be treated as having received compensation in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over their option price, or (ii) the gain realized on the sale of the shares.   The compensation recognized is taxable as ordinary income.  The Company will be entitled to a tax deduction for the amount of the compensation.  Excess gain over the amount treated as compensation is capital gain.

An employee who is awarded a non-statutory stock option does not recognize taxable income at the time of grant, but will recognize compensation income upon exercise of the option.  The income recognized in this event is equal to the excess of the fair market value of the shares on the exercise date over the exercise price.  Upon disposition of the purchased shares, the participant will recognize a capital gain or loss, equal to the difference between the sale price of the shares and the employee’s tax basis in those shares.  The tax basis is equal to the exercise price plus the compensation income recognized with respect to those shares.  The Company is not entitled to a deduction upon grant of such stock options, but is entitled to a deduction upon the exercise of the options in an amount equal to the compensation income recognized by the employee.

An employee who is awarded a stock appreciation right will not recognize taxable income at the time the stock appreciation right is granted.  Upon the receipt of the appreciation inherent in the stock appreciation right through a payment in common stock, the value of the stock received will be taxed as compensation income at the time it is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a stock appreciation right.  However, upon the exercise of a stock appreciation right, the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the exercise.

Performance Share and Performance Cash Awards will be taxable as additional compensation to the recipient at the time of payment.  Restricted Stock Awards do not constitute taxable income until such time as restrictions lapse with regard to any installment, unless the participant elects (under Section 83(b) of the Code) to realize taxable ordinary income in the year of the award in the amount equal to the fair market value of the Restricted Stock Award at the time of the award, determined without regard to restrictions.  The Company will be entitled to a deduction when income is taxable to a participant, provided that the requirements of Section 162(m) of the Internal Revenue Code have been met.  See page 22 of this proxy statement under Tax and Accounting Aspects of Compensation for an explanation of that section.  The amount of taxable income to the recipient and corresponding deduction will be equal to the total amount of the cash and/or divided equivalents earned on Awards and will be taxable as compensation to the recipient and deductible by the Company at the time of payment.

Amendment and Termination

The Board of Directors of the Company may amend or terminate the Plan at any time, except that, without the approval by the holders of a majority of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made to the extent such shareholder approval is required by the federal securities laws, by the rules of any exchange on which the common stock is traded, or by the terms of any agreement with any holder of an Award under the Plan, and provided further, that no amendment, termination or modification may adversely affect the right of a holder under an outstanding Award without the written permission of such holder.

The right to grant Awards under the Plan will terminate upon the earlier of (a) October 27, 2018; or (b) the date on which no shares of Common Stock remain available for issuance under the Plan.

Registration of the Amended and Restated Plan with the SEC

The Company intends to file a registration Statement on Form S-8 with the Securities and Exchange Commission registering the increase in the amount of Common Stock available for issuance under the Plan as soon as practicable after approval of the Amended and restated Plan by shareholders.

Effect of Vote

A favorable vote by the holders of a majority of the Company’s common stock present or represented and entitled to vote at the Annual Meeting, at which a quorum is present, is required to amend and restate the Plan to add 600,000 additional shares of Common Stock to the Plan and amend Sections 16(b)(ii) and 16(b)(iii) of the Plan.

The Board of Directors recommends a vote “FOR” the proposal to amend and restate the Standex International Corporation 2008 Long-Term Incentive Plan to add 600,000 shares to the Plan and to amend Sections 16(b)(ii) and 16(b)(iii) of the Plan.  Proxies solicited by the Board of Directors will be voted FOR this proposal unless a contrary vote is specified.

Summary of Equity Compensation Plans

The table below presents information concerning our 2008 Long Term Incentive Plan, which is our only equity compensation plan authorized to issue equity securities of the Company to employees and non-employee directors. The information in the table is provided as of June 30, 2011.

	(A)	(B)	(C)
	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (A))

Plan Category
Equity compensation plans approved by
stockholders	445,315	$3.68	243,121
Equity compensation plans not approved
by stockholders	--	--	--

Total	445,315	$3.68	243,121

A more detailed description of the 2008 Long Term Incentive Plan can be found above under “Proposal 2 – Approval of Amendment and Restatement of Standex International Corporation 2008 Long Term Incentive Plan to Add 600,000 Additional Shares and Amend the ‘Change in Control’ Definition.”

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to approve a non-binding, advisory resolution on the compensation of the executive officers (the “named executive officers”) whose compensation is specifically set forth in the Summary Compensation Table and other related tables of this proxy statement (which are found beginning on page 25).  The advisory vote does not address any specific element or the level of the compensation payable to any named executive officer, but rather asks shareholders to approve the total compensation payable to the “named executive officers.”  Notwithstanding that the vote is advisory only, we will carefully evaluate the outcome of the vote and will take it into account in assessing any future changes to our compensation philosophy and programs.

The Board of Directors recommends that shareholders vote to approve the total compensation of our named executive officers, because of its belief that our executive compensation program is an important factor in driving the creation of shareholder value.  The program ties a significant portion of the compensation of our named executive officers to the actual financial performance of the Company and pays a large portion of such compensation in the form of equity that cannot be immediately sold.  We urge shareholders to read the Compensation Discussion and Analysis which begins on page 9 of this proxy statement, immediately following the “Executive Compensation” heading, and the compensation tables which follow it.  They provide a thorough description of the entire program and the compensation paid under it.  Here is a summary of several important facts to consider in evaluating our executive compensation:

•

The program is designed 1) to attract and retain highly talented executives who have the ability to manage a diverse set of businesses that serve a variety of markets and are subject to differing business strategies, and 2) to provide those executives with incentives to meet specific financial and operational performance goals that are determined by the Compensation Committee of the Board of Directors as likely to create and sustain shareholder value.

•

A significant portion of the compensation payable under the program is variable, and depends upon the performance of the Company (or in the case of non-corporate executives, the business unit of the Company for which they are responsible) over both the short and longer term.

•

A significant portion of the compensation is payable in the form of Company stock, which serves to closely align the interests of our executives with those of our shareholders.

•

To avoid a focus on short-term results at the expense of longer-term corporate performance, the stock payable is either forfeited if the executive leaves our employment within three years after it is granted, or is paid to the executive in equal installments over a three-year period, only if the executive remains employed at the time each installment is to be paid.  This practice serves both to retain executives in the employ of the Company, and motivates them to act in the long-term interests of the Company.  In addition, executives are subject to stock ownership guidelines, which limit their ability to sell shares of stock which they receive while they are employed by the Company.

•

We do not provide guaranteed or minimum bonuses to our executives, and we provide only a very limited number of perquisites.

•

Both the amounts and forms of our compensation are determined by an independent committee of the Board of Directors, which receives independent advice from Pearl Meyer & Partners, a nationally recognized compensation consultant that performs no other services for the Company.

•

The Board of Directors has the right to recover any incentive compensation paid to any executive if the Company is required to restate any financial results downward as a result of misconduct on the part of that executive.

The compensation paid to our executives for fiscal 2011 was consistent with our pay-for-performance philosophy.  Despite the impact of the ongoing global economic recession on many of our end-user markets, the Company’s earnings per share improved substantially in fiscal 2011 over fiscal 2010.  Our results exceeded the performance targets set by the Compensation Committee at the beginning of fiscal 2011, and resulted in an increase in total compensation of our named executive officers over the compensation received by them in fiscal 2010.  For fiscal 2011, the Company’s total shareholder return was 21.92%.

The Board believes that the total compensation paid to our named executive officers is aligned with both the performance of the Company and the interests of our shareholders.  As a result, the Board recommends that shareholders approve the following non-binding, advisory resolution:

“RESOLVED, that the shareholders of Standex International Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, all under the heading titled “Executive Compensation.”

The Board of Directors unanimously recommends a vote FOR the foregoing resolution.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, the Company will periodically include in its proxy materials for meetings of stockholders for which the disclosure of executive compensation information is required, a resolution subject to a non-binding, advisory shareholder vote to approve the compensation of the Company’s named executive officers.  Such a resolution will be substantially similar to Proposal 3 – Advisory Vote to Approve the Compensation of our Named Executive Officers, set forth in this Proxy Statement, which shareholders are being asked to vote on this year.

We are requesting your non-binding vote as to whether such a resolution should be presented annually, every two years or every three years.  You shall also have the right to abstain from voting.

The Board has determined and recommends that this non-binding vote should occur annually, to allow the Board to receive timely, ongoing feedback from shareholders on the compensation paid to our named executive officers.  This will assist the Board in taking shareholder views into account regarding changes to the executive compensation program.

The Board does reserve the right to periodically reassess its view that such a vote should be held annually.  Should it reach a different position, the Board will communicate its decision and its reasoning to shareholders.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “annually,” as recommended by the Board of Directors, “every two years,” or “every three years.”  In addition, you may abstain from voting.

The Board of Directors unanimously recommends a vote for a frequency of “ANNUALLY” for future non-binding shareholder votes on the compensation of our named executive officers.

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Deloitte & Touche LLP, independent registered public accountants, as auditors of the Company for the year ending June 30, 2012.  This firm and two of its predecessor firms have been auditors of the Company continuously since 1955.  While ratification by the shareholders of this appointment is not required by law or by the Company’s articles of incorporation or bylaws, we believe that such ratification is desirable.

It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the selection of the Independent Auditors.

INDEPENDENT AUDITORS’ FEES

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

($ in thousands)	2011	2010
Audit Fees (a)	$884	$1,406
Audit Related Fees (b)	$272	$47
Tax Fees (c)	$0	$1
All Other Fees	$0	$0
Total	$1,056	$1,454

__________________________

(a)

Fees for audit services billed related to fiscal years 2011 and 2010 consisted substantially of the following:

•

Audit of the Company’s annual financial statements

•

Reviews of the Company’s quarterly financial statements

•

Debt and Environmental Compliance letters

•

Consents for S-8 and S-3 filings

(b)

Fees for Audit related fees on 2011 consisted substantially of the following:

•

International audits in the United Kingdom, Ireland, Portugal, Mexico, France and Norway

(c)

Fees for tax services billed in 2010 consisted substantially of the following:

•

Mexico tax compliance assistance

The fees billed for 2011 are approximately 27% lower than for 2010 due to efficiencies that continued to be achieved year-over-year, which resulted in lower overall audit fees for the year.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services.  The Audit Committee discussed these services with Company management and the independent auditor to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent auditor in fiscal 2011 were approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in 2003 and amended in 2004.

As required by the policy, annually the Audit Committee is provided a description of the services to be provided for each category and fees to be incurred.  The policy describes the permitted audit, audit-related, tax, and other services that the independent auditor may perform, and the Audit Committee approves the established level of fees for the respective fiscal year.  Any subsequent requests for audit, audit-related, tax and other services not previously submitted and approved by the Audit Committee for specific pre-approval may not commence until such approval has been granted.

A quarterly status of the actual services performed to date is provided to the Audit Committee by the independent auditor.  Normally, pre-approval is provided at regularly scheduled meetings.  However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee for services not to exceed $50,000.  The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted such specific pre-approval.

REQUESTING DOCUMENTS

Both this Proxy Statement and the Annual Report on Form 10-K may be reviewed on line at: http://www.cfpproxy.com/6520 and also at the Company’s website at www.Standex.com/InvestorRelations/FY2011AnnualMaterials.  Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Form 10-K, the Company’s Codes of Conduct, Committee Charters or the Corporate Governance guidelines by writing to Standex International Corporation, Investor Relations Department, 11 Keewaydin Drive, Suite 300, Salem, NH 03079.  Shareholders may also call the Company’s Shareholder Services Administrator at 603-893-9701 to request copies.  In the alternative, print copies may be requested by e-mailing the request to investorrelations@standex.com.  Requests for copies may be made orally or in writing.  All requests will be fulfilled within three (3) business days of receipt.  Copies will be sent via first class mail.

OTHER PROPOSALS

Management does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to the Securities Exchange Act of 1934, the Company’s executive officers, directors and persons who own more than 10% of the Company’s Common Stock are required to file reports of ownership and changes in ownership in the Common Stock of the Company under Section 16(a) with the Securities and Exchange Commission and the New York Stock Exchange, with copies of those reports filed with the Company.

Based solely upon a review of the copies of the reports furnished to the Company for the fiscal year 2011, the Company advises that the following executive officers, directors and persons holding more than 10% of the Company’s Common Stock had filings that were late:

An investment manager for Mr. Hogan notified the Company that it had failed to timely report a series of sales of Company stock made by the investment manager in 2010.  As a result, a late report evidencing these sales was filed on Mr. Hogan’s behalf during the 2011 fiscal year.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for consideration at the 2012 Annual Meeting of Stockholders must submit such proposal to the Company, in writing, at its executive offices, 11 Keewaydin Drive, Suite 300, Salem, NH 03079, on or before May 20, 2012.

In order for a shareholder to bring other business before a shareholder meeting, the Company by-laws require that timely notice should be received by the Company on or before May 20, 2012, but no later than June 17, 2012.  In order for shareholders to submit director nominee(s) for consideration pursuant to SEC Rule 14a-11, proper notice must be received no earlier than April 20, 2012, and not later than May 20, 2012.

By the Board of Directors

Deborah A. Rosen, Secretary

September 15, 2011

REVOCABLE PROXY

Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 26, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Roger L. Fix and Deborah A. Rosen, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the Courtyard Marriott, 700 Unicorn Park Drive, Woburn, Massachusetts, 01801, on Wednesday, October 26, 2011 at 11:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR Proposal 1, 2 and 3, FOR 1 Year in Proposal 4, and FOR Proposal 5.**

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

STANDEX INTERNATIONAL CORPORATION — ANNUAL MEETING, OCTOBER 26, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6520

You can vote in one of three ways:

1. Call **toll free 1-866-849-8135** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/sxi** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6520

REVOCABLE PROXY
Standex International Corporation

X PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Stockholders
October 26, 2011

	For	With-hold	For All Except
1. Election of Directors **For three year terms expiring in 2014:** **(01) Thomas E. Chorman** **(02) Roger L. Fix** **(03) Daniel B. Hogan, J.D., Ph.D.**	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

	For	Against	Abstain
2. To request stockholder approval of the amended and restated Standex International Corporation 2008 Long Term Incentive Plan.	☐	☐	☐
3. To conduct an advisory vote on executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To select, on an advisory basis, the frequency of future shareholder advisory votes to approve executive compensation.	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3, FOR 1 Year on Proposal 4, and FOR Proposal 5.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Internet; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Mail.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that telephone and Internet votes must be cast prior to 3 a.m., October 26, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., October 26, 2011:

1-866-849-8135

Vote by Internet

Anytime prior to 3 a.m., October 26, 2011, go to:

https://www.proxyvotenow.com/sxi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: **http://www.cfpproxy.com/6520**

Your vote is important!

REVOCABLE PROXY

Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 26, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Roger L. Fix and Deborah A. Rosen, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the Courtyard Marriott, 700 Unicorn Park Drive, Woburn, Massachusetts, 01801, on Wednesday, October 26, 2011 at 11:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR Proposals 1, 2, and 3, FOR 1 Year in Proposal 4, and FOR Proposal 5.**

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on September 7, 2011 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 26, 2011 or any adjournment thereof. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received.

Unless otherwise instructed, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3, FOR 1 Year in Proposal 4, and FOR Proposal 5.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

STANDEX INTERNATIONAL CORPORATION — ANNUAL MEETING, OCTOBER 26, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6520

You can vote in one of three ways:

1. Call **toll free 1-866-849-8135** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/sxi** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6520/7568

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
Standex International Corporation

Annual Meeting of Stockholders
October 26, 2011

401k/ESOP

	For	With-hold	For All Except
1. Election of Directors **For three year terms expiring in 2014:** **(01) Thomas E. Chorman** **(02) Roger L. Fix** **(03) Daniel B. Hogan, J.D., Ph.D.**	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

CONFIDENTIAL

	For	Against	Abstain
2. To request stockholder approval of the amended and restated Standex International Corporation 2008 Long Term Incentive Plan.	☐	☐	☐
3. To conduct an advisory vote on executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To select, on an advisory basis, the frequency of future shareholder advisory votes to approve executive compensation.	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3, FOR 1 Year on Proposal 4, and FOR Proposal 5.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Internet; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Mail.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that telephone and Internet votes must be cast prior to 3 a.m., October 26, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., October 26, 2011:

1-866-849-8135

Vote by Internet

Anytime prior to 3 a.m., October 26, 2011, go to:

https://www.proxyvotenow.com/sxi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: **http://www.cfpproxy.com/6520**

Your vote is important!

APPENDIX A

AMENDED AND RESTATED

STANDEX INTERNATIONAL CORPORATION

2008 LONG TERM INCENTIVE PLAN

SECTION 1.

General Purpose of the Plan

The purpose of this Standex International Corporation 2008 Long Term Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, Standex International Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

SECTION 2.

Definitions

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.  Awards shall be evidenced in a writing (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Participant, a determination by the Company (including the Board) or any Affiliate that the Participant’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Participant of any agreement to which the Participant and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Participant that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Participant’s ability to perform services for the Company or any such Affiliate, including, without limitation, the commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 16.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 3.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 18.

“Eligible Person” shall have the meaning set forth in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by the New York Stock Exchange (“NYSE”) or such other registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded.  If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate,  (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of  Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K, and (v) is an “independent director” as defined the marketplace rules of the NYSE or such other registered national securities exchange on which the Stock is listed.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director.  “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Participant” means any Eligible Person who has been granted and holds an outstanding Award.

“Performance Cash Award” means an Award granted pursuant to Section 9, as described therein.

“Performance Factor” means any of the following: sales or revenues; earnings, including but not limited to reported earnings, earnings from continuing operations, operating income, and earnings either before or after specific items set forth in the Company’s income statement, such as interest, taxes, and/or depreciation; cash flow, including but not limited to operating cash flow and free cash flow; return on equity; return on capital; return on assets; return on investment; gross or net margin; working capital; productivity; operating efficiency; organic growth rates; growth and diversification through acquisitions and similar business strategies; diversification; globalization; strategic objectives, such as, without limitation, management and organizational development and reward systems, technology implementation and supply chain management, cost reduction goals and stock price, any of which may be measured in absolute terms, or as compared to a defined benchmark, or as compared to the results of another corporation or group of corporations.

“Performance Share Award” means an Award granted pursuant to Section 9, as described therein.

“Restricted Stock Award” means an Award granted pursuant to Section 7.

“Retirement” means retirement from active employment with the Company or an Affiliate at an age and with the number of years of service that would enable an Eligible Person to commence receipt of a pension from the Standex International Corporation Retirement Plan if the Eligible Person was a participant in the plan.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $1.50 par value per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right” means an Award granted pursuant to Section 10.

“Unrestricted Stock Award” means Awards granted pursuant to Section 8.

SECTION 3.

Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)

Committee.  It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than three (3) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an  Outside Director or a Non-Employee Director.  Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b)

Powers of Committee.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i)

to select the Eligible Persons to whom Awards may from time to time be granted;

(ii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more Eligible Persons;

(iii)

to determine the number of shares of Stock to be covered by any Award;

(iv)

to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards and to approve any agreements modifying the terms and conditions of any Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the Participant’s consent;

(v)

to accelerate the exercisability or vesting of all or any portion of any Award;

(vi)

to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(vii)

to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants.  No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 4.

Shares Issuable under the Plan; Mergers; Substitution.

(a)

Shares Issuable.  The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 1,200,000 shares; provided, however, that as of the date the Plan is approved by stockholders of the Company, such maximum number of shares issuable shall be increased by any shares of Stock available for future awards under the Company’s 1998 Long Term Incentive Plan (the “Current Plan”) as of such date.  For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), whether under the Plan or under the Current Plan, shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan; provided, however, that shares of Stock used to pay the exercise price of a Stock Option pursuant to Section 6(d)(i)(ii) or (iii), or to pay withholding taxes with respect to an Award pursuant  to Section 12(b), (or shares of Stock used to pay the exercise price of any award or to pay withholding taxes under corresponding provisions of the Current Plan), and shares of Stock subject to Stock Appreciation Rights (whether under the Plan or the Current Plan) that are not issued upon the exercise of such Stock Appreciation Right, shall not be added back to the shares of Stock with respect to which Awards may be granted; and provided further any increase in the number of shares as a result of forfeiture, cancellation or reacquisition by the Company of shares pursuant to awards under the Current Plan shall not exceed 300,000 shares of Stock (subject to adjustment as provided in Section 4(c) below).  Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.  As of the date the Plan is approved by stockholders of the Company, no additional awards shall be permitted to be granted from the Current Plan and all unexpired awards granted from the Current Plan shall continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions.

(b)

Limitation on Awards.  In no event may any Participant be granted Awards (including Stock Appreciation Rights) with respect to more than 150,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Participant in a calendar year that are subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.  In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c)

Stock Dividends, Mergers, etc.  In the event that after the effective date of the Plan, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 4(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the exercise or purchase price in respect of such shares.  In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 16.

(d)

Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 5.

Eligibility.

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 6.

Stock Options.

The Committee may grant Stock Options to any Eligible Person.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options.  Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.  No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.  The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate.  Stock Options granted pursuant to this Section 6 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a)

Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant.  If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the exercise price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b)

Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10)  years after the date the Stock Option is granted.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(c)

Exercisability; Rights of a Stockholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee.  The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)

Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares of Stock to be purchased.  Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable agreement setting forth the terms and conditions of such Option, by one or more of the following methods:

(i)

by delivery to the Company of shares of Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

(ii)

if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer).  The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii)

by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv)

by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e)

Non-transferability of Options.  Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f)

Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

SECTION 7.

Restricted Stock Awards.

(a)

Nature of Restricted Stock Award.  The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, granting the recipient, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives.

(b)

Acceptance of Award.  A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock Award in such form as the Committee shall determine.

(c)

Rights as a Stockholder.  Upon complying with Section 7(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions as are contained in the written instrument evidencing the Restricted Stock Award.  Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(e) below.

(d)

Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.  Unless otherwise determined by the Committee, in the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e)

Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(f)

Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

(g)

Section 162(m) of the Code.  Any Restricted Stock Award that is intended to qualify as performance based compensation under Section 162(m) of the Code shall provide for the shares of restricted stock to vest upon the achievement of performance goals established by the Committee based upon one or more Performance Factors.

SECTION 8.

Unrestricted Stock Awards.

(a)

Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee.  Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)

Restrictions on Transfers.  The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.

Performance Share Awards and Performance Cash Awards.

(a)

Grants of Performance Share Awards and Performance Cash Awards.  A Performance Share Award is an award which may be granted to any Eligible Person entitling the person to acquire shares of Stock upon the attainment of specified performance goals.  A Performance Cash Award is an award made under the Plan which may be granted to an Eligible Person (selected from among those executive officers of the Company who are designated by the Committee to receive Performance Cash Awards under the Plan) entitling the person to receive cash upon the attainment of specified performance goals.  The Committee may make Performance Share Awards and Performance Cash Awards independent of or in connection with the granting of any other Award under the Plan.  The Committee in its discretion shall determine the performance goals applicable under each such Award (which may include, without limitation, for Performance Share Awards, continued employment by the recipient for a specified period of time, and for both Performance Share Awards and Performance Cash Awards, a specified achievement by the recipient, the Company, or any Affiliate or business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award or any Stock issuable thereunder.  The specified achievements (other than continued employment for a specified period of time) by the recipient, the Company or an Affiliate or business unit of the Company on which a performance goal may be based shall be selected by the Committee from among one or more Performance Factors.  Upon the attainment of the specified performance goal(s), shares of Stock shall be issued pursuant to the Performance Share Award, and cash shall be delivered pursuant to any Performance Cash Award, as soon as practicable thereafter, and in no event later than two and one-half months after the end of the calendar year in which the performance goal is attained.  In no event shall the amount payable to any one Participant pursuant to each Performance Cash Award exceed $2.5 million.  The Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash or payment of Stock under the Plan, or the Committee may require that any such payment be deferred.  The Committee shall determine the terms and conditions of any such deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout, provided that all such deferrals shall be made so as to comply with Section 409A of the Code.

(b)

Section 162(m) of the Code.  Any Performance Share Award or Performance Cash Award that is intended to qualify as performance based compensation under Section 162(m) of the Code shall provide for the recipient to acquire shares of Stock or cash, as applicable, upon the achievement of performance goals established by the Committee based upon one or more Performance Factors.

SECTION 10.

Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person.  A Stock Appreciation Right shall entitle the Participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock having an aggregate Fair Market Value equal to the product of (a) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right (which exercise price shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant), multiplied by (b) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.  The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10)  years after the date the Stock Appreciation Right is granted.

SECTION 11.

Termination of Stock Options and Stock Appreciation Rights.

(a)

Incentive Stock Options:

(i)

Termination by Death or Disability.  If any Participant’s employment by the Company and its Affiliates terminates by reason of death or Disability, any Incentive Stock Option owned by such Participant shall immediately become exercisable, and may thereafter be exercised by the legal representative or legatee of the Participant, for a period of three (3) years from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.  An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than one (1) year following the Participant’s termination of employment due to Disability.

(ii)

Termination by Reason of Retirement.  Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such Retirement, for a period of three (3) years from the date of Retirement, or until the expiration of the stated term of the Incentive Stock Option, if earlier.  An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than three (3) months following the date of the Participant’s Retirement.

The Committee shall have sole authority and discretion to determine whether a Participant’s employment has been terminated by reason of Disability or Retirement.

(iii)

Termination for Cause.  If any Participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such Participant shall immediately terminate and be of no further force and effect.

(iv)

Other Termination.  Unless otherwise determined by the Committee, if a Participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three (3) months from the date of termination of employment or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(b)

Non-Statutory Stock Options and Stock Appreciation Rights.  Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 12.

Tax Withholding and Notice.

(a)

Payment by Participant.  Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)

Payment in Shares.  A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.  For purposes of Section 4 hereof, shares of stock that are withheld by or delivered to the Company pursuant to this Section 12 shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(c)

Notice of Disqualifying Disposition.  Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 13.

Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant who is an employee of the Company or an Affiliate:

(a)

a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 14.

Amendments and Termination.

The Board may at any time amend or discontinue the Plan, and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option or Stock Appreciation Right, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 4(c).

This Plan shall terminate as of the tenth anniversary of its original effective date of October 28, 2008.  The Board may terminate this Plan at any earlier time for any reason.  No Award may be granted after the Plan has been terminated.  No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except with the consent of the holder of such Award.  The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 15.

Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 16.

Change of Control Provisions.

(a)

Upon the occurrence of a Change of Control as defined in this Section 16:

(i)

subject to the provisions of clause (iii) below, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii)

all Options and Stock Appreciation Rights outstanding as of the date on which a Change in Control occurs shall become fully vested and exercisable in full, whether or not exercisable in accordance with their terms; and

(iii)

the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Restricted Stock Award and Performance Share Award, effective upon a date prior to, on or subsequent to the effective date of such Change of Control, as specified by the Committee.

(b)

“Change of Control” shall mean the occurrence of any one of the following events:

(i)

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)

the consummation of (A) a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinafter defined) acquires more than 20% of the combined voting power of the Company’s then outstanding securities, or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)

the stockholders of the Company approve a plan of complete liquidation of the Company; or

(iv)

individuals who, as of July 30, 2008, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 30, 2008, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) shall be, for purposes of this Section, considered a member of the Incumbent Board.

SECTION 17.

General Provisions.

(a)

No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop orders, with respect to and restrictive legends on, certificates for Stock and Awards as it deems appropriate.

(b)

Delivery of Stock Certificates.  Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)

Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan or grant of any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

(d)

Lock-Up Agreement.  By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any offering of securities of the Company that is the subject of a registration statement filed under the United States Securities Act of 1933, as amended from time to time (the “Act”), the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto from the effective date of the registration statement under the Act for such offering, or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound.  If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

(e)

Section 409A of the Code.  This Plan shall be interpreted, construed and administered so as to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder, and, as applicable, to preserve an Award’s status as exempt from Section 409A of the Code.  In the event that any payment to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service is deemed to be “deferred compensation” subject to Section 409A of the Code, payment of such compensation shall be delayed for six months following such separation from service.

(f)

Foreign Jurisdiction.  The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of the foreign jurisdictions to recipients of Awards who are subject to such laws.

(g)

Recapture of Cash Paid or Stock Issued Upon Certain Events.  In the event the Company is required to restate its publicly-reported financial results for any required reporting period because of material non-compliance with the financial reporting requirements of the federal securities laws, which non-compliance is determined by the independent members of the Board of Directors of the Company to be due to misconduct, as defined and determined by said Board members, on the part of the Chief Executive Officer, the Chief Financial Officer, or any other executive of the Company, the Chief Executive Officer, Chief Financial Officer, and/or any such other executive shall be required to reimburse the Company for any excess payments made under the Plan to such executive on the basis of the Company’s having met or exceeded specific targets for performance periods occurring in whole or in part during the performance period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement for periods beginning after June 30, 2008.

SECTION 18.

Effective Date of Plan.

This Plan shall become effective on the date on which it is approved by the affirmative vote of the holders of a majority of the outstanding Stock.

SECTION 19.

Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

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